EXHIBIT 4.12

                            DATED 23 AUGUST 1999





                      NIAGARA LASALLE (UK) LIMITED (1)

                                  - and -

                  LOMBARD NATWEST DISCOUNTING LIMITED (2)



                       ------------------------------


                       INVOICE DISCOUNTING AGREEMENT
                                relating to
       a committed invoice discounting facility of (pound)20,000,000

                       ------------------------------















Ref : PAJ/RHH

Eversheds
115 Colmore Row
Birmingham  B3 3AL
DOC ID: BIRCORP 177826.9


                             TABLE OF CONTENTS
ClauseHEADING                                                      Page Number

1.    DEFINITIONS AND INTERPRETATION
1.1   Definitions
1.2   Headings
1.3   Interpretation

2.    INVOICE DISCOUNTING FACILITY
2.1   Invoice Discounting Facility
2.2   Additional Clients

3.    PURPOSE
3.1   Purpose of the Invoice Discounting Facility
3.2   Undertaking by the Clients
3.3   No liability

4.    CONDITIONS PRECEDENT
4.1   Conditions precedent
4.2   Confirmation of satisfaction

5.    AVAILABILITY OF INVOICE DISCOUNTING FACILITY
5.1   Clients' offer to sell
5.2   Purchase
5.3   Conditions to Payment
5.4   Facility Limit
5.5   Calculation of Available Amount
5.6   Variation of Global Deduction Percentage
5.7   Determination of Substantial Debt Deduction
5.8   Assignment of Purchased Receivables
5.9   Goods
5.10  Collection

6.    REMUNERATION
6.1   Determination of the Funding Amount
6.2   Discounting Charge
6.3   Calculation and Payment of Remuneration
6.4   Margin ratchet
6.5   Default Interest
6.6   Expenses
6.7   Records
6.8   LND's Determination

7.    TERMINATION, REPURCHASE AND CANCELLATION
7.1   Repurchase
7.2   Voluntary repurchase of Receivables
7.3   Cancellation of Invoice Discounting Facility
7.4   Repurchase Fees

8.    CHANGES IN CIRCUMSTANCES
8.1   Illegality
8.2   Certificates

9     PAYMENTS
9.1   Place and time
9.2   Funds
9.3   Business Days
9.4   Currency
9.5   Accounts as evidence
9.6   Partial payments
9.7   Set-off and counterclaim
9.8   Grossing-up

10.   SECURITY
10.1  Security Documents

11.   REPRESENTATIONS AND WARRANTIES
11.1  Representations and warranties
11.2  Repetition
11.3  LND warranty

12.   UNDERTAKINGS
12.1  Information undertakings
12.2  Positive undertakings
12.3  Negative undertakings
12.4  Financial undertakings

13.   DEFAULT
13.1  Default
13.2  Acceleration, etc.

14.   SET-OFF

15.   FEES AND EXPENSES
15.1  Expenses
15.2  Administration fees
15.3  Non Utilisation Fee
15.4  Documentary Taxes indemnity
15.5  VAT
15.6  Indemnity payments
15.7  Debiting authority

16.   WAIVERS: REMEDIES CUMULATIVE

17.   MISCELLANEOUS
17.1  Severance
17.2  Counterparts

18.   NOTICES
18.1  Method
18.2  Delivery
18.3  Deemed receipt

19.   ASSIGNMENTS AND TRANSFERS
19.1  Benefit of Agreement
19.2  Assignments and transfers by Clients
19.3  Assignments by LND
19.4  Transfers by LND
19.5  Disclosure of information

20.   INDEMNITIES
20.1  Currency indemnity
20.2  General

21.   LAW AND JURISDICTION
21.1  Law
21.2  Jurisdiction
21.3  Agent for service

22.   EUROPEAN AND MONETARY UNION
22.1  Monetary Union
22.2  Necessary Amendments

23.   ANNOUNCEMENTS

SCHEDULE 1        CONDITIONS PRECEDENT
SCHEDULE 2        FORM OF ACCESSION AGREEMENT
SCHEDULE 3        OFFER OF RECEIVABLES
SCHEDULE 4        SPECIFIC CONDITIONS
SCHEDULE 5        COMPLIANCE CERTIFICATE
SCHEDULE 6        SITES
SCHEDULE 7        LOCKBOX LETTER


THIS AGREEMENT is made on           23 August         1999

BY

(1) NIAGARA LASALLE (UK) LIMITED, a company incorporated in England and Wales with registered number 3725308 and whose registered office is situate at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands, WS10 8RS (the "INITIAL Client"); and

(2) LOMBARD NATWEST DISCOUNTING LIMITED a company incorporated in England and Wales with registered number 943038 and whose registered office is at Smith House, Elmwood Avenue, Feltham, Middlesex TW13 7WD ("LND").

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION
      ------------------------------

      1.1   DEFINITIONS
            -----------

            In this Agreement:


            "Accession Agreement"         means an agreement substantially
                                          in the form set out in Schedule 2;
            "Accounts"                    means:
                                          (a)   in relation to the Initial
                                          Client, its audited consolidated
                                          accounts (including all additional
                                          information included in, and notes
                                          to, the accounts) together with the
                                          relevant directors' report and
                                          auditors' report; and
                                          (b)   in relation to any other
                                          Group Company from time to
                                          time, its audited accounts
                                          (including all additional
                                          information included in, and
                                          notes to, the accounts) together
                                          with the relevant directors' report
                                          and auditors' report;
           "Acquisition"                  means the acquisition by the
                                          Initial Client of certain business
                                          and assets of Glynwed Steels
                                          Limited pursuant to the terms of the
                                          Acquisition Agreement;
           "Acquisition Agreement"        means the sale and purchase
                                          agreement (together with its
                                          schedules) dated 16 April 1999
                                          relating to the sale and
                                          purchase of the Target Assets and
                                          made between (1) Glynwed Steels
                                          Limited, (2) Glynwed International
                                          Plc, (3) the Initial Client and (4)
                                          the Holding Company;
           "Acquisition Documents"        means the Acquisition Agreement
                                          together with the related
                                          documents in respect of the
                                          Existing Properties but, for
                                          the avoidance of doubt, shall not
                                          include the Disclosure Letter;
           "Act"                          means the Companies Act 1985
                                          (as amended or substituted by
                                          the Companies Act 1989);
           "Adjusted Tangible Net Worth"  means (on a consolidated basis) the aggregate amount of the share capital
                                          of the Client paid up or credited as
                                          paid up (including, but not limited
                                          to, amounts standing to the credit
                                          of any share premium account or
                                          capital redemption reserve plus or
                                          minus the aggregate amount standing
                                          in the Client's capital and revenue
                                          reserves (on a consolidated basis)):-
                                          (a) adjusted to take account of any
                                          variation in the amount of such paid
                                          up share capital, share premium
                                          account or capital redemption reserve
                                          since the date to which such accounts
                                          have been made up;
                                          (b) excluding any capital accounts
                                          or reserves derived from any writing
                                          up of the book value of any assets of
                                          the Client above historic costs less
                                          accumulated depreciation at any time
                                          after the date of Completion;
                                          (c) excluding any provisions for
                                          deferred Taxation or deferred
                                          charges;
                                          (d) making such adjustments as may
                                          in the opinion of the Auditors be
                                          appropriate to reflect any variations
                                          which have  occurred since the date
                                          of the Accounts and to reflect any
                                          changes in GAAP since such date;
                                          (e) excluding exchange gains and
                                          losses arising on consolidation
                                          accounted for through reserves in
                                          accordance with SSAP20;
                                          (f) deducting any amounts
                                          attributable to any intangible asset
                                          (including but not limited to
                                          goodwill arising out of the
                                          Acquisition, trade marks or similar
                                          property) included as an asset in
                                          the Client's consolidated balance
                                          sheet;
                                          (g) excluding any profit or loss
                                          arising on the disposal of fixed
                                          assets;
                                          (h) excluding any minority interests
                                          arising on consolidation;
                                          (i) excluding Extraordinary Items
                                          since the date of Completion; and
                                          (j) adding back the amount of the
                                          Subordinated Loan and any accrued but
                                          unpaid interest arising thereon
                                          to the extent that such interest has
                                          been charged to the profit and loss
                                          account of the Client;
                                          (k) excluding adequate provision for
                                          pension contributions made by the
                                          Client in respect of Mr A Bagshawe's
                                          pension and in each case the relevant
                                          calculations, addition, deduction,
                                          exclusion or adjustment shall be
                                          made by reference to the then
                                          latest Accounts;
           "Advice Transmission"          means in relation to a
                                          Purchased Receivable, a modem
                                          transmission from the Client to LND
                                          in a form acceptable to LND;
           "Affiliate"                    means, in relation to any person,
                                          all associated companies,
                                          directors and relatives and companies
                                          in which such persons are
                                          interested;
           "Approved Currencies"          means each of:
                                          (a)   Sterling; and
                                          (b)   any other freely tradeable
                                          and convertible currency
                                          approved in writing by LND;
           "Auditors"                     means, in relation to the
                                          Client and each Group Company, BDO
                                          Stoy Hayward or any other firm of
                                          chartered accountants of
                                          internationally recognised standing
                                          that has been appointed as auditors
                                          of such Group Company;
           "Available Amount"             means the maximum aggregate
                                          amount available to be drawn
                                          down by the Clients under
                                          Clause 5.5 and for the time being
                                          undrawn;
           "Available Headroom"           means the aggregate amount, at
                                          any time, of:-
                                          (i)   the Available Amount; and
                                          (ii)  the Revolving Facility
                                          Available Amount (as such
                                          term is defined in the NWB
                                          Agreement); and
                                          (iii) any cash deposits held
                                          by the Client at LND; and
                                          (iv)  the loans to be made by
                                          the Holding Company to the Initial
                                          Client as referred to in
                                          Clause 12.2.20;
           "Base Rate"                    means NWB's base rate from
                                          time to time;
           "Borrowed Money"               means, in relation to the
                                          Initial Client (or the Holding
                                          Company or any of its Subsidiaries,
                                          as the context may require), any
                                          obligation for the payment
                                          or repayment of money (whether as
                                          principal or as surety and whether
                                          present or future, actual or
                                          contingent) incurred in respect of
                                          the following (but without double
                                          counting):
                                          (a) the principal amount of money
                                          borrowed or raised,
                                          (b) any bond, note, loan stock,
                                          debenture or similar instrument,
                                          (c) acceptance credit, documentary
                                          credit, bill discounting, factoring
                                          or note or purchase facilities,
                                          (d) deferred payments for assets
                                          or services acquired (other than on
                                          normal trade credit terms) where
                                          payment is due more than 4 months
                                          after the date of the acquisition of
                                          the goods or services in question,
                                          (e) rental payments under leases
                                          (whether in respect of land,
                                          machinery, equipment or otherwise)
                                          which are defined as Finance Leases
                                          but excluding rental payments
                                          under a lease of property which would
                                          not be treated as a Finance Lease;
                                          (f) counter indemnity obligations in
                                          respect of guarantees, bonds, standby
                                          letters of credit, or other
                                          instruments issued in connection
                                          with the performance of contracts by
                                          banks or other financial
                                          institutions,
                                          (g) payments under any hire, hire
                                          purchase, conditional, sale or
                                          instalment sale and purchase
                                          agreements but, for the avoidance of
                                          doubt, excluding any obligations
                                          lease;
                                          (h) guarantees or other assurances
                                          against financial loss in respect of
                                          indebtedness of any person falling
                                          within any of (a) to (g) above;
                                          (i) any interest swap or currency
                                          swap agreement or any other hedging
                                          or derivatives instrument or
                                          agreement; and
                                          (j) any other transaction having
                                          substantially the same commercial
                                          effect as any of the above;
           "Business Day"                 means a day (other than a Saturday
                                          or Sunday) on which banks and foreign
                                          exchange markets are open for
                                          business in: (a) London; and (b)
                                          in relation to a transaction
                                          involving an Approved Currency, in
                                          the principal financial centre of
                                          that Approved Currency;
           "Capital Expenditure"          means expenditure incurred (or as
                                          the case may be) to be incurred by
                                          the Client in the acquisition of
                                          buildings, plant, machinery or other
                                          fixed assets, businesses, shares in
                                          new subsidiaries and/or associated
                                          companies and any other investment or
                                          expenditure treated as capital
                                          expenditure in accordance with GAAP;
           "Certified Copy"               means, in relation to a document, a
                                          copy of that document bearing the
                                          endorsement  "Certified a true,
                                          complete and accurate copy of the
                                          original, which has not been amended
                                          otherwise than by a document, a
                                          Certified Copy of which is attached
                                          hereto" which has been signed and
                                          dated by a duly authorised officer of
                                          the relevant company and which
                                          complies with that endorsement;
           "Charging Group Companies"     means the Initial Client and
                                          each of its Subsidiaries which has
                                          granted, or is by the terms
                                          of this Agreement to grant, a
                                          Guarantee and Debenture and "Charging
                                          Group Company" shall be construed
                                          accordingly;
           "Clients"                      means the Initial Client and any
                                          other Charging Group Company
                                          that becomes a party to this
                                          Agreement pursuant to Clause
                                          2.2; and "Client" shall be
                                          construed accordingly;

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           "Commencement Date"           means the date upon which LND notified the Initial
                                         Client that all of the conditions set out in Schedule
                                         1 have been satisfied or waived;
           "Commission Charge"           means the commission charge to be paid by the Initial
                                         Client under Clause 15.3;
           "Completion"                  means the completion of the sale and purchase of the
                                         Target Assets pursuant to the Acquisition Agreement;
           "Compliance Certificate"      has the meaning given to that term
                                         in Clause 12.1.6;
           "Cost of Funds"               means the cost to LND of obtaining Approved Currencies
                                         (other than Sterling) from such sources as it may select;
           "Current Assets"              means the aggregate value of the Client's assets which are treated as current assets in accordance with GAAP;
           "Current Liabilities"         means the aggregate value of the Client's liabilities which are treated as current liabilities in accordance with GAAP;
           "Customer"                    means the debtor in relation to a Purchased Receivable;
           "Debenture"                   means a debenture in the agreed form executed or to be
                                         executed by the Initial Client or any Group
                                         Company in favour of LND;
           "Deed of Priority"            means the deed of priority dated 23 August 1999 made between
                                         (1) LND, (2) National Westminster Bank Plc (as security
                                         agent for MTT), (3) MTT, (4) National Westminster Bank Plc
                                         (as lender under the NWB Agreement) (5) the Initial Client and (6) the Holding Company relating to the regulation of
                                         security granted by the Initial Client to both LND and NWB
                                         (as security agent for MTT);
           "Default"                     means any event specified as such in Clause 13.1;
           "Default Notice"              has the meaning given to that term in Clause 13.2;
           "Delivered                    means, in relation to Goods, their removal from the Client's premises and proof of shipment or delivery, as the case may be, having been received by the Client and, in relation to Services, fully performed "Deliver" and "Delivery" are to be similarly construed;
           "Disclosure Letter"           has the meaning given to that term in the Acquisition Agreement;
           "Discounting Charge"          means the discount charge to be paid by the Initial Client under Clause 6.2;
           "Discounting Documents"       means this Agreement and the Security Documents or any of
                                         them;
           "Discounting Rate"            means the aggregate of:
                                         (a)   the Base Rate (or, if applicable, the Cost of
                                         Funds); and
                                         (b)   the Margin;
           "Disposal"                    means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time;
           "Dormant Subsidiary"          means, on any given date, a Group Company, (a) which has been dormant within the meaning of section 250(3) of the Act for a period of 12 months ending on that date and (b) the value of whose assets does not exceed in aggregate(pound)5,000;
           "Electronic Transmission"     means telegraphic transfers and any method pursuant to which payments can be made through the inter bank payments system;
           "Environmental Law"           means all or any statutes, directives, regulations,
                                         codes of practice or conduct, circulars and guidance notes and rules of law relating to or concerning:-
                                         (a)   pollution or protection of the environment or the health
                                         of humans, animals or plants; or
                                         (b)   workers' health and safety; or
                                         (c) the manufacture, processing, distribution, use, treatment, storage, disposal, emission, release or discharge into the environment of any hazardous substance;
           "Exceptional Items"           has the meaning given to that term in FRS3, but excluding those items listed in paragraph 20 of FRS3;
           "Existing Properties"         means the properties the subject of Leases;
           "Extraordinary Items"         has the meaning given to that term in FRS3, but including those items listed in paragraph 20 of FRS3 and, for the avoidance of doubt, shall include the reorganisation costs charged to profit relating to the closure of Ductile Hot Mill and the partial closure of Dudley Port Rolling Mill, limited to a maximum amount of(pound)1,500,000 (one million five hundred thousand pounds
                                         Sterling);
           "Facility Limit"              means (pound)20,000,000 (twenty million pounds Sterling);
           "Finance Lease"               means any lease, hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or
                                         instalment sale and purchase agreement which should be
                                         treated in accordance with SSAP 21 (or any successor to
                                         SSAP 21) as a finance lease or in the same way as a
                                         finance lease;
           "Financial Year"              in relation to a company, has the meaning given to that
                                         expression in section 223 of the Act;
           "FRS"                         together with a number means the financial reporting standard issued by the Accounting Standards Board for application in England and
                                         Wales and identified by reference to that number;
           "Funding Amount"              means the amount calculated under Clause 6.1;
           "GAAP"                        means, in relation to a company, accounting principles,
                                         concepts, bases and policies generally adopted and accepted in the jurisdiction of its incorporation;
           "Global                       Deduction Percentage" means 25% (twenty five per cent) in relation to Receivables purchased by LND (or such other percentage calculated in accordance with Clause 5.6);
           "Goods"                       means goods provided by a Client in relation to which a
                                         Purchased Receivable is created;
           "Group"                       means the Initial Client and each of its Subsidiaries and "Group
                                         Company" means any one of them;
           "Guarantee"                   means a guarantee in the agreed form executed or to be
                                         executed by the Holding Company in favour of LND;
           "Holding Company"             means Niagara Corporation, a Delaware corporation having
                                         its principal office at 667 Madison Avenue, New York, New York 10021,
                                         United States of America;
           "Intercreditor Agreement"     means the intercreditor agreement to be made between (1) LND,
                                         (2) the Holding Company and (3) the Initial Client relating to the
                                         Subordinated Loan made available by the Holding Company to the
                                         Initial Client;
           "Interest"                    means in respect of the Client in relation to a period of time, the aggregate of:-
                                         (a) interest from time to time charged by NWB under and in respect of the NWB Agreement and the Discounting Charge charged by LND from time to time under this Agreement or any other facility made available by
                                         LND or NWB from time to time to the Client;
                                         (b) interest, commissions, periodic fees and other financing charges on any other indebtedness payable (on an accrued basis)
                                         by the Client during that period including the interest element of hire purchase and Finance Leases but excluding any amounts amortised on finance costs arising from completion of the
                                         Acquisition;
                                         (c) the consideration given by the Client during that period whether by way of discount or otherwise in connection with finance for the Holding Company or any of its Subsidiaries (other than the Client) by way of acceptance credit bill discounting debt factoring or other like arrangement;
                                         (d) excluding any interest received or receivable;
                                         (e) less any sums receivable or plus any sum paid or due, owing or incurred by the Client under any interest rate protection agreement of whatever description during such period; and
                                         (f) less any interest accrued (to the extent not paid) in respect of the Subordinated Loan; (but so that there will be no double counting of any of the above items);
           "Invoice Discounting          means the invoice discounting facility of (pound)20,000,000
                Facility"                (twenty million pounds Sterling) referred to in Clause 2.1;
           "Leases"                      means the various leasehold interests acquired by the
                                         Initial Client pursuant to :
                                         (a) a property agreement dated 16 April 1999 and made between (1)
                                         Glynwed Property Management Limited, (2) Glynwed Properties
                                         Limited, (3) the Initial Client, (4) the Holding Company and (5)
                                         Glynwed International plc; and
                                         (b) an agreement for lease dated 16 April 1999 and made between
                                         (1) Glynwed Property Management Limited, (2) Glynwed Properties
                                         Limited, (3) the Initial Client and (4) the Holding Company;
           "Listing"                     means the listing of any shares in the share capital of the
                                         Initial Client or any Group Company on any recognised investment exchange (as defined by section 207 of the Financial
                                         Services Act 1986);
           "Management Accounts"         has the meaning given to that term in Clause 12.1.2;
           "Margin"                      means 2.25% (two hundred and twenty five basis points)  per annum;
           "Material Adverse Change"     means any change which is, in the reasonable opinion of LND, likely to be adverse to the ability of any Client to perform its material obligations under this Agreement or under any of the other Discounting Documents as and when such obligations fall due;
           "Material Company"            means the Initial Client and each of its Subsidiaries:
                                         (i) whose profits are equal to or greater than 5 per cent of the aggregate profits of the Group; or
                                         (ii) whose turnover is equal to or greater than 5 per cent of the aggregate turnover of the Group; or (iii) whose assets have a value equal to or greater than 5 per cent of the aggregate value of all assets owed by the Group; For the purposes of paragraphs
                                         (i) and (ii) above, profits and turnover shall be measured over a period of at least 6 months duration ending on a Quarter Date;
           "Memorandum Discounting       means the accounts in the name of the Clients held at LND in
                Statements"              order to calculate the Discounting Charge  or any of them, as the context may require;
           "MTT"                         means Manufacturers & Traders Trust Company, a New York
                                         banking corporation whose principal place of business is at One
                                         Fountain Plaza, Buffalo, New York 14203-1495;
           "NWB"                         means National Westminster Bank plc and its successors in
                                         title, assignees and transferees;
           "NWB Agreement"               means the term and revolving loan facility agreement dated 21
                                         May 1999 between (1) NWB and (2) the Initial Client;
           "NWB Facility"                means the term and revolving loan facility of up to a maximum principal amount of (pound)19,800,000 (nineteen million eight hundred thousand pounds Sterling) provided by NWB to the Initial
                                         Client as reduced by repayments, prepayments or cancellations under the terms of the NWB Agreement;
           "NWB Lending Documents"       has the meaning given to the term "Lending Documents" in the NWB
                                         Agreement;
           "OECD"                        means the Organisation for Economic Co-operation & Development or any body replacing the same;
           "Offer"                       means a written offer, in the form set out in Schedule 3 by the
                                         Initial Client to LND to sell each of its Receivables to LND with full title guarantee;
            "Party"                      means a party to this Agreement;
            "PBIT"                       means, in relation to the Client and period for which the
                                         calculation is made, profit on ordinary trading activities
                                         (including but not limited to Exceptional Items and credit interest receivable in respect of positive cash balances) before
                                         Tax and Interest excluding:
                                         (a) amounts written off the value of investments;
                                         (b) profit attributable to minority interests;
                                         (c) amounts written off the value attributed to goodwill arising out of the Acquisition;
                                         (d)   any Extraordinary Items;
                                         (e)   any profit or loss arising on the disposal of fixed assets;
                                         (f) income from participating interests in associated
                                          undertakings and income from any other fixed asset investments;
                                         (g) acquisition expenses required to be capitalised in accordance with paragraph 85 of FRS7;
                                         (h)   any realised or unrealised exchange gains and losses;
                                         any costs associated with the Acquisition
                                         PROVIDED ALWAYS THAT no item should be counted more than once and
                                         Interest shall be excluded;
           "Permitted Borrowed Money"    means:
                                         (a) Borrowed Money under any of the NWB Lending Documents;
                                         (b) Borrowed Money under any of the Discounting Documents;
                                         (c) Borrowed Money specifically approved by LND in the budgets approved by LND;
                                         (d) Borrowed Money incurred with the prior written consent of
                                         LND;
                                         (e) Borrowed Money under any Finance Lease where the aggregate amount of such obligations does not exceed (pound)400,000 in any one Financial Year;
                                         (f) Borrowed Money under the Subordinated Loan;
                                         (g) Borrowed Money of (i) the Initial Client to a Subsidiary of
                                         the Initial Client or (ii) of a Subsidiary of the Initial Client
                                         to the Initial Client or (iii) of a Subsidiary of the Initial
                                         Client to another Subsidiary of the Initial Client, provided that in all cases LND has received security from such Subsidiaries pursuant to Clause 12.2.24;
                                         (h) Borrowed Money in respect of non-interest bearing loans
                                         (which are, subject to the terms of the Intercreditor Agreement, repayable on demand) made on an unsecured basis by the Holding
                                         Company to the Initial Client provided that:-
                                           (i) such loans shall not exceed, at any time, a principal
                                         amount in excess of (pound)5,000,000 in aggregate;
                                            (ii) the Initial Client shall be entitled to repay any
                                         amounts outstanding under such loans unless at such time (i)
                                         any payment of any amount payable under this Agreement has not be paid on its due date; or (ii) the financial covenants contained in Clause 12.4 have not been met or (iii) a
                                         Default or Potential Default has occurred and is continuing or (iv) the effect of such repayment would mean that the
                                         amount of the Available Headroom would reduce below
                                         (pound)2,500,000 (two million five hundred thousand pounds sterling);
                                         (i) the UK Guarantee and the Reimbursement Agreement (as
                                         such terms are defined in the NWB Agreement);
            "Permitted Disposal"         means any sale, transfer, lease, loan or disposal of any Asset
                                         (excluding any Current Assets) of the Clients or any of their
                                         Subsidiaries on terms whereby:-
                                         (i) the proceeds of such sale, transfer, lease loan or disposal are re-invested in the business of the Clients (or the relevant
                                         Subsidiary) within 3 months of the date of such transaction; or
                                         (ii) the proceeds of such sale, transfer, lease, loan or disposal are used to repurchase the Purchased Receivables on the next Remuneration
                                         Payment Date following such transactions; or
                                         (iii) the proceeds of such sale, transfer, loan or disposal do not exceed(pound)100,000 in aggregate in any one Financial Year; or the sale or disposal of stock-in- trade or inventory sold or disposed of in the ordinary course of trading;
            "Permitted Security          means:
                Interest"                (a) any Security Interest created under the NWB Lending
                                         Documents; and
                                         (b) any Security Interest created under any of the Discounting
                                         Documents;
           "Potential Default"           means an event or omission which, with the giving of any notice, the lapse of time (or any combination thereof) would, in the reasonable opinion of LND, constitute a Default;
           "Purchased Receivable"        means each Receivable other than any Unpurchased Receivable;
           "Quarter Days"                means 31st March, 30th June, 30th September and 31st December;
           "Receivable"                  means any present, future or contingent obligation of a
                                         Customer to make payment under a contract for the sale of Goods or performance of Services (together with all rights that the
                                         Client may have in relation thereto) (or where the context allows a part of such obligation or its related rights), including:-
                                         (i) the future right to recover sums due following the
                                         determination, assessment or agreement of the amount of the obligation; and
                                         (ii)  VAT; and
                                         (iii) all duties and charges;
            "Receivables Purchased       means the accounts in the  name of the Clients held at LND which
               Accounts"                 record the prospective purchase price of the Purchased Receivables or any of them, as the context may require;
            "Remittances"                means cash, cheques, bills of exchange, negotiable and non-
                                         negotiable instruments, letters of credit, orders, drafts, promissory notes, electronic payments and any other instruments, methods or forms of payment or engagement received by LND or the
                                         Initial Client or any agent of the Initial Client towards a
                                         Receivable;
            "Remuneration Payment Date"  means in relation to each  calendar month the last Business Day of such period;
            "Security Documents"         means:
                                         (a) the Guarantee and any further guarantee executed by a Group
                                         Company pursuant to clause 12.2.24;
                                         (b) the Debenture executed by the Initial Client and any further debenture executed by a Group Company pursuant to clause 12.2.24;
                                         (c) the Intercreditor Agreement and the Deed of Priority; and (d)
                                         any guarantee and any document creating security executed and delivered after the date of this Agreement as security for any of the obligations and liabilities of any Client and the other Group
                                         Companies under any Discounting Document;
            "Security Interest"          means any mortgage, charge (whether fixed or floating), pledge, hypothecation, lien (other than liens arising in the ordinary course of business by operation of law), encumbrance, trust arrangement, preferential creditor's right (other than such a right arising under the general law for the protection of certain classes of creditors) or other agreement or arrangement, the effect of any of which is the creation of security or any other security interest, however created or arising;
            "Security Period"            means the period starting on the date of this Agreement and ending on the date on which all of the obligations and
                                         liabilities of the Initial Client under each Discounting Document are discharged in full and LND has no continuing obligations in relation to this Agreement;
            "Services"                   means services provided by the Clients in relation to which a
                                         Purchased Receivable is created;
            "Sites"                      means the premises listed in Schedule 6 and "Site" shall be construed accordingly;
            "Specific Conditions"        means conditions specific to individual Sites as set out in
                                         Schedule 4 hereto;
            "SSAP"                       together with a number means the statement of standard accounting practice issued by the Institute of Chartered Accountants for application in England and Wales and identified by reference to that number;
           "Sterling" and "(pound)"      mean the lawful currency for the time being of the United
                                         Kingdom;
           "Sterling Funding Amount"     means, in respect of any day on which the Funding Amount is calculated from time to time, the aggregate of all Funding
                                         Amounts, where Funding Amounts which are not in Sterling are calculated at their equivalent in Sterling using NWB's relevant spot rate of exchange on that date;
           "Subordinated Loan"           means the principal sum of (pound)3,750,000 (three million seven hundred and fifty thousand pounds sterling) lent by the
                                         Holding Company to the Initial Client pursuant to the terms of the Intra Group Loan Agreement (as defined in the NWB Agreement);
           "Subsidiary "                 means a subsidiary or subsidiary undertaking within the
                                         meaning of sections 736, 258 and 742(1) of the Act;
           "Substantial Debt             means, in relation to any Customer, the amount as determined under
             Deduction"                  Clause 5.7;
           "Substantial Receivable"      means the aggregate of the Purchased Receivables from an
                                         individual Customer that exceeds 25 per cent of the aggregate of the Purchased Receivables from all Customers from time to time;
           "Target Assets"               means the business and assets acquired by the Initial Client pursuant to the Acquisition Agreement;
           "Taxes"                       includes all present and future governmental taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any penalties, additions, fines, surcharges or interest relating thereto; and "Tax" and "Taxation" shall be construed accordingly;
           "Term Loan"                   has the meaning given to that term in the NWB Agreement;
           "Termination Date"            means the third anniversary of Commencement Date or such
                                         later date as is agreed in writing between the Initial Client (on behalf of the Clients) and LND under Clause 7.1;
           "Transaction Documents"       means, in relation to a Group Company, each of the following documents to which it is a party: the NWB Lending Documents, the
                                         Discounting Documents, the Acquisition Documents;
           "Unpurchased Receivable"      means:
                                         (a) any Receivable not denominated in an Approved Currency;
                                         (b) any Receivable where the debtor is an Affiliate of any Client or the Holding Company or any of its Subsidiaries;
                                         (c) any Receivable arising from the conduct of trading activities of a Client other than those undertaken at the date of this
                                         Agreement or which LND has approved in writing;
                                         (d) any Receivable where British Steel Plc or any Subsidiary of
                                         British Steel Plc is the Customer;
                                         (e) any Receivable the subject of payment in cash or where payment is made by the Customer in advance of an invoice being issued by the Client;
                                         (f) Receivables where the debtor is resident or domiciled in a country which is not a member of the OECD;
                                         (g) Receivables where the payment obligation of a Customer is secured by a letter of credit payable upon sight;
           "US Lockbox Account"          means the account held by the Initial Client at MTT and
                                         numbered 8700343711;
           "VAT"                         means value added tax as provided for in the Value Added Tax Act
                                         1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European
                                         Community or any official body or agency of the European
                                         Community, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same;
           "Year 2000 Compliant"         means complying with the Year 2000 conformity requirements promulgated by the British Standard Institution whose definition is as follows:-
                                         Year 2000 conformity shall mean that neither performance nor functionality is affected by dates prior to, during and after
                                         Year 2000, and in particular:-
                                         Rule 1 no value for current data will cause any interruption in operation;
                                         Rule 2 data-based functionality must behave consistently for dates before, during and after Year 2000;
                                         Rule 3 in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithm or interfacing rules; and
                                         Rule 4 Year 2000 must be recognised as a leap year.

      1.2   Headings
            --------

      The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

      1.3   Interpretation
            --------------

            In this Agreement (unless otherwise provided):

            1.3.1 words importing the singular shall include the plural and vice versa;

            1.3.2 references to Clauses and Schedules are to be construed as references to the clauses of, and schedules to, this Agreement;

            1.3.3 references to any Discounting Document or any other document shall be construed as references to that Discounting Document or that other document, as amended, varied, novated or supplemented, as the case may be;

            1.3.4 references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

            1.3.5 references to a document being "in the agreed form" means that document the form and content of which has been approved by LND and which has endorsed on it the words "in the agreed form" and which is initialled by or on behalf of LND and the Initial Client;

            1.3.6 references to "assets" shall include revenues and the right to revenues and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital);

            1.3.7 the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words;

            1.3.8 the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

            1.3.9 references to a "person" shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, unincorporated body of persons or any state or any agency of a state;

            1.3.10 where there is a reference in this Agreement to any amount, limit or threshold specified in Sterling, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non-Sterling amount shall be counted on the basis of the equivalent in Sterling of that amount using NWB's relevant spot rate of exchange;

            1.3.11 accounting terms shall be construed so as to be consistent with GAAP;

            1.3.12 references to time are to London time; and

            1.3.13 the obligations and liabilities of the Clients in this
                   Agreement are joint and several obligations and liabilities of the Clients.

2.    INVOICE DISCOUNTING FACILITY
      ----------------------------

      2.1   Invoice Discounting Facility
            ----------------------------

            Subject to the terms of this Agreement LND agrees to make available to the Client an invoice discounting facility of a maximum amount of (pound)20,000,000 (twenty million Pounds Sterling).

      2.2   Additional Clients
            ------------------

            2.2.1 The Initial Client may, on giving written notice to LND, nominate a Charging Group Company incorporated in England and Wales as an additional Client.

            2.2.2 A Charging Group Company wishing to become an additional
                  Client shall execute and deliver an Accession Agreement to LND together with all the documents referred to in the schedule to that Accession Agreement, each in form and substance satisfactory to LND.

            2.2.3 A Charging Group Company shall accede to this Agreement as a Client on LND counter-signing the relevant Accession Agreement.

3.    PURPOSE
      -------

      3.1   Purpose of the Invoice Discounting Facility

            The proceeds of the Invoice Discounting Facility shall only be used:

            3.1.1 as to a maximum principal amount of (pound)9,800,000 (or such lesser amount as shall be agreed between the Initial Client and LND) to repay or prepay any amounts outstanding under the Revolving Facility (as defined in the NWB Agreement); and

            3.1.2 as to the balance, for general working capital and
                  corporate purposes of any Client.

      3.2   Undertaking by the Clients
            --------------------------

            Each Client undertakes that it will only utilise the Invoice Discounting Facility as permitted by this Clause 3.

      3.3   No liability
            ------------

            LND shall not be concerned as to the use or application of amounts made available under the Invoice Discounting Facility.

4.    CONDITIONS PRECEDENT
      --------------------

      4.1   Conditions precedent
            --------------------

            Notwithstanding any other term of this Agreement, LND shall not be under any obligation to make the Invoice Discounting Facility available to the Clients and the Clients will be under no obligation to make any payment under this Agreement unless LND has notified the Initial Client that all the conditions set out in Schedule 1 have been satisfied on or before 31 August 1999 (or such later date as LND and the Initial Client shall agree).

      4.2   Confirmation of satisfaction
            ----------------------------

            At the request of the Initial Client, LND shall certify whether or not any one or more of the conditions set out in Schedule 1 have been satisfied or, as the case may be, waived.

5.    AVAILABILITY OF INVOICE DISCOUNTING FACILITY
      --------------------------------------------

      5.1   Clients' offer to sell
            ----------------------

            On or before the Commencement Date the Initial Client (on behalf of each of the Clients) shall deliver an Offer to LND. If LND wishes to accept such an Offer, it shall do so by crediting the face value of the invoice for the relevant Receivable to the Receivables Purchased Account when title to each such Receivable shall pass to LND.

      5.2   Purchase
            --------

            5.2.1 After operation of Clause 5.1, the Clients will, during the period of this Agreement, deliver offers to LND by notifying LND of Receivables available for purchase on an ongoing basis by way of Advice Transmissions. LND shall purchase (and the relevant Client will sell with full title guarantee) each Purchased Receivable immediately upon the Purchased Receivable coming into existence free from all Security Interests upon the terms of this Agreement by crediting the face value of the invoice to the relevant Receivables Purchased Account. Any such sale and purchase shall be an absolute sale and purchase and the rights to the relative Purchased Receivable shall vest in LND. The balance standing to the credit of the Receivables Purchased Account shall be LND's record of the prospective purchase price of the Purchased Receivables before any of the deductions used under Clause 5.2.2 to calculate the purchase price.

            5.2.2 The price payable for each Purchased Receivable covered by this Agreement is to be the amount received by LND towards the discharge of the Purchased Receivable but less:-

                  5.2.2.1 any Customers prompt settlement discount later claimed (if any) relating to such Receivable; and

                  5.2.2.2 any other later claimed Customer deductions, abatement or set-off relating to such Receivable; and

                  5.2.2.3 the Discounting Charge and Commission Charges relating to such Receivable; and

                  5.2.2.4 all other sums due to LND under this Agreement to the extent not otherwise satisfied.

            5.2.3 For the avoidance of doubt, the Invoice Discounting
                  Facility is made available on a recourse basis only (so that the Clients shall indemnify and keep indemnified LND against any non-payment by the Customer in respect of any Purchased Receivables) and LND shall not be obliged to purchase at any time any Receivable falling within the definition of "Unpurchased Receivable".

      5.3   Conditions to Payment
            ---------------------

            5.3.1 LND shall establish a Receivables Purchased Account and
                  Memorandum Discounting Statement for each Approved Currency and in respect of each Site.

            5.3.2 LND shall pay by Electronic Transmission, all (or such part of the Available Amount as is required by the relevant Client) of the relative Approved Currency to a Client, on written demand by that Client, on or before
                  10.30 a.m. (London time) on any Business Day if:

                  5.3.2.1 all of the Conditions Precedent have been satisfied or otherwise waived in writing by LND;

                  5.3.2.2 the matters represented and warranted, or deemed to be represented and warranted under Clause 11.1 inclusive, are true and accurate at the relevant time;

                  5.3.2.3 the Invoice Discounting Facility has not expired nor has demand been made on the Clients under Clause 13.2;

                  5.3.2.4     no Default or Potential Default is outstanding;

                  5.3.2.5 the Sterling Funding Amount does not, and will not by such payment, equal or exceed the Facility Limit; and

                  5.3.2.6 the Client has provided to LND an Advice Transmission in relation to the relative Receivable.

            5.3.3 The Available Amount in relation to each Approved
                  Currency shall only be available in the relative Approved Currency.

            5.3.4 To the extent that any Memorandum Discounting Statement has a credit balance on:-

                  (a)   the Termination Date; or

                  (b) the date of the termination of the Facility under Clause 7.2;

                  LND shall promptly account for such credit balance to the Clients arising after the exercise of the rights of set-off available to LND under Clause 14.

            5.3.5 Payments made under this Clause 5.3 shall, unless
                  otherwise instructed in writing by the relevant Client acting by any director, be made to NWB at 103 Colmore Row, Birmingham B3 3NR (Sort Code : 60-00-04) for the accounts specified in respect of the relevant Site, in Column B below in relation to the Approved Currency specified opposite in Column A below:


                  COLUMN A              Column B
                  --------              --------

                  Deutschemark          Account No : 08047618 (Ductile
                                        Hot Mill), Account No : 08047561
                                        (Gadd Dudley Port), Account No :
                                        08047502 (GB Longmores), Account
                                        No 08047421 (W. Wesson);

                  Euro                  Account No : 08047634 (Ductile
                                        Hot Mill), Account No : 08047553 (GB
                                        Longmores) Account No : 08047642
                                        (Midland Engineers), Account No:
                                        08047499 (W. Wesson);

                  Swedish Krona         Account No : 08047537 (GB
                                        Longmores), Account No :
                                        08047464 (W. Wesson);

                  US Dollar             Account No : 08047065 (Ductile
                                        Hot Mill), Account No : 08047057
                                        (Gadd Dudley Port), Account No :
                                        08047081 (GB Longmores), Account
                                        No : 08047073 (Midland
                                        Engineering), Account No :
                                        08047049 (W. Wesson);

                  Danish Krona          Account No : 08047448 (W.
                                        Wesson);

                  French Franc          Account No : 08047596 (Gadd
                                        Dudley Port), Account No :
                                        08047510 (GB Longmores), Account
                                        No : 08047413 (W. Wesson);

                  Italian Lira          Account No : 08047626 (Ductile
                                        Hot Mill), Account No : 08047588
                                        (Gadd Dudley Port), Account No :
                                        08047529 (GB Longmores), Account
                                        No : 08047456 (W. Wesson);

                  Dutch Guilder         Account No : 08047545 (GB
                                        Longmores), Account No :
                                        0804748 ( W. Wesson);

                  Norwegian Krona       Account No : 08047472 (W.
                                        Wesson);


                  and in respect of any other Approved Currency to such account at NWB notified in writing by the Initial Client to LND from time to time and, in relation to any other Client to the bank and account specified in relation to the Approved Currency in its Accession Agreement.

            5.3.6 Payments made under this Clause 5.3 shall be debited to the relevant Receivables Purchased Account and to the relevant Memorandum Discounting Statement. All other sums due, owing or incurred by the Clients to LND may also be debited to the relevant Receivables Purchased Account and the relevant Memorandum Discounting Statement. The value of any Remittance received by LND will be credited to the relevant Memorandum Discounting Statement with an effective date for the purposes of calculating the Discounting Charge as follows :-

                  5.3.6.1     if in cleared funds, by Electronic
                              Transmission, to LND's bank account as
                              notified to the Client, the same Business Day that LND receives the Remittance;

                  5.3.6.2 for any other Remittances, three calendar days after the date of lodgement by the Client of such Remittance.

                  The balance on the relevant Memorandum Discounting Statement will reflect any payments taken by the Clients under Clause 5.3.2, any sums owed by the Clients to LND and any Remittances received by LND. LND will provide the Clients with statements of each Receivables Purchased Account and each Memorandum Discounting Statement which shall, save for any manifest error, be valid and binding upon the Clients in all respects.

      5.4   Facility Limit
            --------------

            If, at any time, the Sterling Funding Amount exceeds the Facility Limit the Clients shall forthwith pay the difference between such amounts to LND.

      5.5   Calculation of Available Amount
            -------------------------------

            The Available Amount in relation to an Approved Currency shall be an amount, without double counting, equal to the aggregate of:

            5.5.1 the face amount of all Purchased Receivables including any VAT as has been previously notified on an Advice Transmission to LND and standing to the credit of all Receivables Purchased Accounts for that Approved Currency;

            5.5.2 any monies received by LND from the Clients under this
                  Agreement; and

            5.5.3 any monies received by LND under Clause 5.9;

            LESS:

            5.5.4 first, without double counting, the aggregate of:-

                  5.5.4.1 all payments made to the Clients by LND under this Agreement;

                  5.5.4.2 the amount of any Purchased Receivable in excess of 120 days from date of original invoice in relation to the relative Goods or Services as determined by the latest aged debts listing received by LND;

                  5.5.4.3 the amount of any Purchased Receivable subject to any dispute by the Customer or in relation to which legal proceedings for their recovery have been threatened or instigated by the Clients;

                  5.5.4.4 the amount of any accumulated retrospective discount afforded by the Clients to any Customer;

                  5.5.4.5 the amount of any Purchased Receivable that relates to Goods which are situated on premises owned or occupied by the Clients;

                  5.5.4.6 the amount of any Purchased Receivable that relates to goods or services which are not assets of the relevant Client but which add value to such of the Customers' Goods which are in the custody of the Clients for the purpose of providing such Goods or Services;

                  5.5.4.7 the amount of any Purchased Receivable in relation to which the Clients do not have available proof of Delivery, satisfactory to LND, of the relative Goods or Services;

                  5.5.4.8 the amount of any Purchased Receivable in relation to Goods supplied on a 'sale or return' basis;

                  5.5.4.9 any Purchased Receivable in relation to which the Customer has not obtained all the authorities necessary under the regulations in force in the country to which the Goods or Services are provided or from which payment is to be made in order to pay such Receivable in accordance with the relative contract or invoice;

                  5.5.4.10 any Purchased Receivable which is not a bona fide obligation of the Customer arising out of the sale of Goods or the provision of Services by the Clients in the ordinary course of its trading;

                  5.5.4.11 in respect of a Substantial Receivable the amount of any excess above the twenty five per cent level required to categorise a Receivable as a Substantial Receivable ;

                  5.5.4.12 the amount of any Purchased Receivable from any Customer who is a supplier of Goods or Services to the Clients;

                  5.5.4.13 the amount of all payments due and payable by any Client under this Agreement (including any payments under Clause 6.1);

                  5.5.4.14 the amount of the full value of all credit notes issued by, or due from, any Client;

                  5.5.4.15 the amount of any Purchased Receivable which LND gives notice to a Client to repurchase under Clause 8.1;

                  5.5.4.16 the amount of any payment, costs, damage or liability made or sustained by LND arising directly or indirectly in consequence of any breach of representation, warranty or undertaking by the Clients or steps taken by LND to mitigate such payment, cost or damage or liability;

                  5.5.4.17    the amount of any Substantial Debt Deduction;

                  5.5.4.18 the amount of any Purchased Receivable from either a Customer incorporated outside any country which is a member of the OECD or which arose in relation to the provision of Goods or Services outside of any country which is a member of the OECD;

                  5.5.4.19 the amount of any Purchased Receivable in relation to which there is a restriction on the relative Client's ability to assign the benefit of such Purchased Receivable;

                  5.5.4.20 the amount of any Purchased Receivable which later becomes a Receivable falling within the categories of Receivable defined in this Agreement as "Unpurchased Receivables"; and

                  5.5.4.21 in respect of Purchased Receivables which are not insured with a credit insurer reasonably acceptable to LND, the amount of any excess above the amount by which such Purchased Receivables exceed 10% of the aggregate amount of Purchased Receivables at any time in the case of all such lettered and numbered items, which are denominated in that Approved Currency; and

            5.5.5 Secondly, from the balance thereof, an amount equal to the Global Deduction Percentage of such balance.

      5.6   Variation of Global Deduction Percentage
            ----------------------------------------

            5.6.1 The Global Deduction Percentage shall be varied to the extent determined by LND if LND having complied with Clauses 5.6.3 and 5.6.4, determines that:

                  5.6.1.1 the quality of covenant of the Customer base taken as a whole has deteriorated or is likely to do so;

                  5.6.1.2 the quality of covenant of any Client has deteriorated or is likely to do so; and

                  5.6.1.3 the quality of the Purchased Receivables taken as a whole has deteriorated or is likely to do so.

            5.6.2 The amount of any variation of the Global Deduction
                  Percentage under this Clause shall reflect the extent of the deteriorations referred to in Clause 5.6.1 above.

            5.6.3 LND shall give the Initial Client a minimum of one
                  months' written notice of the possibility of a variation of the Global Deduction Percentage specifying the reason for such possible variation.

            5.6.4 If the Initial Client, within 5 Business Days of receipt of the notice from LND in Clause 5.6.3, gives written notice to LND that it disagrees with the reasons specified by LND in its notice, then LND and the Initial Client shall consult with each other in good faith for a period of not more than 10 days to determine whether, and to the extent that, the Global Deduction Percentage shall be varied. Any agreement in respect of such variation between LND and the Initial Client shall be binding on all the Clients. In the absence of agreement within such 10 day period the determination of LND under Clause 5.6.1 shall be binding on all the Clients and the Global Deduction Percentage varied accordingly.

       5.6.5 If the Global Deduction Percentage is varied by LND under this Clause 5.6 and the Initial Client disagrees with the proposed variation (and agreement cannot be reached pursuant to Clause
                  5.6.4 above) the Initial Client shall (on behalf of the Clients) be entitled to repurchase all, but not part, of the Purchased Receivables by giving LND not less than 90 days prior written notice (which shall be irrevocable). The Initial Clients obligations under such notice will be to repurchase the Purchased Receivables by payment to LND of amounts in each Approved Currency equal to the Funding Amounts on the date of payment for each Approved Currency provided always that no prepayment fee shall be payable to LND in such circumstances. Any such payment will be subject to Clause 20.1. On such repurchase the Invoice Discounting Facility shall automatically be cancelled and reduced to zero.

      5.7   Determination of Substantial Debt Deduction
            -------------------------------------------

            5.7.1 The Substantial Debt Deduction (if any) of the relative
                  Substantial Receivable shall be determined by LND in its sole discretion if LND determines that:

                  5.7.1.1     the quality of covenant of the relative
                              Customer has deteriorated or is likely to do so;
                              or

                  5.7.1.2 the quality of the relative Substantial Receivable has deteriorated or is likely to do so.

            5.7.2 The determination of any Substantial Debt Deduction shall be made and reviewed promptly after the end of each calendar month.

            5.7.3 LND shall promptly notify the Initial Client in writing of its determination under Clause 5.7.1 and shall (to the extent permitted by law and not restricted by any confidentiality obligation of LND to any third party) give the reasons for its determination. If the Initial Client disagrees with such reasons LND and the Initial Client shall consult with each other in good faith for a period of not less than 1 week. Any agreement in respect of the determination of a Substantial Debt Deduction between LND and the Initial Client shall be binding on all the Clients. In the absence of agreement the determination of the relative Substantial Debt Deduction by LND shall be binding on all the Clients.

            5.7.4 The Substantial Debt Deduction shall come into effect 1 week after the Initial Client has received notification of the determination thereof.

            5.7.5 The Substantial Debt Deduction may not be applied in relation to any Substantial Receivable in relation to which a Client has obtained credit insurance for the full value thereof from a credit insurer reasonably acceptable to LND in form and substance satisfactory to LND and which are assigned (by way of security) to LND.

      5.8   Assignment of Purchased Receivables
            -----------------------------------

            5.8.1 Each Client shall at its own expense and if so requested by LND execute a separate assignment in writing to LND of any Purchased Receivable sold to LND in accordance with this Agreement and of any rights which that Client may have in relation thereto. LND shall be entitled to serve notice of such assignment at any time in its absolute discretion.

            5.8.2 If in relation to any Purchased Receivable it is not possible for LND to take a separate assignment the relevant Client will hold such Purchased Receivable in trust for LND and any payments received in respect thereof will be immediately paid to LND.

      5.9   Goods
            -----

            5.9.1 On purchase by LND of any Purchased Receivable any title, property, right or interest of the relevant Client in the Goods to which such Purchased Receivables relates (including all such Goods that may be rejected or returned by the Customers) all the relevant Client's rights as unpaid vendor and all other rights of the relevant Client under the contract or contracts pursuant to which the Purchased Receivable comes into existence (whether such rights be created by contract, statute or other rule of law) shall be deemed to be assigned and transferred to LND absolutely whether or not the Goods shall have been Delivered by the relevant Client at the time of the said purchase.

            5.9.2 On purchase by LND of any Purchased Receivable there shall vest in LND the benefit of all guarantees, indemnities, insurances and securities given to or held by the relevant Client in respect of such Purchased Receivables or of the relative Goods or Services.

            5.9.3 Any Goods relating to any Purchased Receivable recovered by or on behalf of a Client shall be set aside marked with LND's name and held for LND's account as owner. Subject to the occurrence of a Default or Potential Default which is continuing LND shall (in addition to and without prejudice to any other rights it may have) have the right to take possession of and to sell or cause to be sold without notice any such returned or recovered Goods at such prices to such purchasers and upon such terms and conditions as it may in its absolute discretion determine. Upon any such sale the relevant Client shall pay to LND on demand (and without asserting any right of set-off or counterclaim deduction or withholding):

                  5.9.3.1 the difference between the amount of the Purchased Receivable relating to such Goods and the amount received by LND on any such sales; and

                  5.9.3.2 any costs and expenses (including legal fees) incurred by LND in relation to any such repossession and sale.

            5.9.4 Each Client (as trustee for LND) will hold and keep
                  separate from any other monies of that Client all Remittances received by it in payment of any Purchased Receivable which has been sold to LND. Each Client will immediately pay all such Remittances endorsed where required:-

                  5.9.4.1 direct to the account of LND at the bankers of LND; or

                  5.9.4.2     into a trust account in the name of LND.

      5.10  Collection
            ----------

            5.10.1 Prior to LND making a direction under Clause 12.2.12 the Initial Client will be responsible (at its own expense) for collection of all Receivables and for the management of all Customers accounts on LND's behalf as an undisclosed agent. During this period, LND may communicate in the Initial Client's name with Customers for the purposes of verifying the existence and amount of Receivables. The Initial Client undertakes to
                    LND that it will act promptly and efficiently when carrying out its duties as LND's agent.

            5.10.2 Upon the making of a direction by LND under Clause 12.2.12, LND shall have the sole right of collecting and enforcing payment of the Purchased Receivables (other than those re-assigned after payment of the repurchase price) in whatever manner it may in its absolute discretion decide, whether or not the relevant Client has been debited with the amount of the Purchased Receivables and each Client shall co-operate to procure such collection and enforcement.

            5.10.3 Upon LND giving notice to the Initial Client, the conduct of any proceedings shall be with LND who may (where necessary in the name of any Client) institute, compromise, settle, abandon or in any manner whatsoever conduct such proceedings upon such terms as LND in its sole discretion shall decide and each Client shall be bound by all acts of LND under this Clause 5.10. The Client shall be responsible for and shall forthwith on demand pay all reasonable costs, charges and expenses of whatsoever nature incurred by LND under this Clause 5.10.

            5.10.4  Each Client irrevocably:
                    -----------------------

                  5.10.4.1 authorises LND to endorse the name of that Client on any and all cheques or other forms of Remittance received where such endorsement is required to effect collection or to perfect LND's title as a holder in due course of the Purchased Receivables; and

                  5.10.4.2 following a Default or Potential Default which is continuing appoints LND the attorney of that Client to execute in the name and on behalf of that Client any assignment requested under Clause 5.8.1

            The power of attorney granted by this Clause 5.10.4 is granted irrevocably and for value as part of LND's rights under this Agreement to secure proprietary interests in and the performance of the Client's obligations owed to LND within the meaning of the Powers of Attorney Act 1971.

6.    REMUNERATION
      ------------

      6.1   Determination of the Funding Amount
            -----------------------------------

            The Funding Amount, in relation to an Approved Currency, shall be an amount equal to the aggregate of (without double counting):-

            6.1.1 all amounts paid to the Clients by LND under this Agreement;

            6.1.2 the aggregate of all of the amounts due and payable by the
                  Clients to LND under this Agreement; and

            6.1.3 the aggregate of all of the amounts paid by LND directly or indirectly in consequence of any breach of this Agreement by the Clients;

            LESS (without double counting):

            6.1.4 any amount received by LND under this Agreement;

            6.1.5 any amount received by LND directly from a Customer in relation to any Purchased Receivable; and

            6.1.6 any amount paid by the Clients to LND,

            in each case, where amounts paid or received are amounts denominated in that Approved Currency.

      6.2   Discounting Charge
            ------------------

            The Initial Client shall be obliged to pay a Discounting Charge calculated in accordance with Clause 6.3 below on the Funding Amount from time to time at the rate determined by LND to be the Discounting Rate.

      6.3   Calculation and Payment of Remuneration
            ---------------------------------------

            6.3.1 As soon as is practicable following each Remuneration
                  Payment Date, LND will notify the Client of the relative rate and amount of the Discounting Charge or other amount payable by the Client for the relative month.

            6.3.2 Any Discounting Charge and default interest due from the
                  Client to LND under any of the Discounting Documents shall:-

                  6.3.2.1 accrue from day to day on the relative amount, be calculated on the basis of the actual number of days elapsed and a 365 day year (or 360 days if the Funding Amount is denominated in United States Dollars or Euros);

                  6.3.2.2 be paid in the currency of the relative Funding Amount by the Client to LND in arrears on each Remuneration Payment Date; and

                  6.3.2.3     be payable after as well as before judgement.

      6.4   Margin Ratchet
            --------------

            6.4.1 In respect of each Financial Year of the Initial Client beginning after 1/1/2000, the Margin shall reduce or increase in accordance with the other provisions of this Clause 6.4, provided that the Margin shall at no time be greater than 2.25% per annum or less than 2% per annum.

            6.4.2 In this Clause 6.4 "Relevant Financial Year" means in relation to a Financial Year of the Initial Client, the immediately preceding Financial Year of the Initial Client.

            6.4.3 Subject to the other provisions of this Clause 6.4 in respect of a Financial Year of the Initial Client, the margin shall be 2% per annum if the amount of PBIT for the Relevant Financial Year is at least equal to or more than (pound)5,000,000.

            6.4.4 In relation to a Financial Year of the Initial Client, for the purpose of this Clause 6.4, any reduction or increase in the Margin shall be determined on the day immediately following receipt by the LND of the Accounts for the Relevant Financial Year. Any reduction or increase shall, subject to Clause 6.4.5, take effect following receipt by LND of those Accounts as if it had applied since the end of the Relevant Financial Year and LND or the Client (as the case may be) will account to the other accordingly. If the Initial Client does not deliver the relevant Accounts to LND in accordance with the terms of Clause 12.1.1, the Margin shall (if necessary), as from the date immediately following the last date on which such Accounts have been so delivered to LND pursuant to Clause 12.1.1 until the date once such Accounts have been so delivered, be reinstated to 2.25% per annum.

            6.4.5 Where in respect of a Financial Year of the Initial
                  Client, the Margin has been adjusted on the basis of the Accounts for the Relevant Financial Year and any subsequent Accounts show that such adjustment should not have been made, the said adjustment shall be cancelled on the next Remuneration Payment Date to occur after delivery of those subsequent Accounts to the LND and the Client and LND shall promptly make such payments as may be necessary to put themselves in the position they would have been had no such adjustment been made.

            6.4.6 Notwithstanding any other term of this Clause 6.4, if, at the time a decrease in the Margin is to take effect, a Default or Potential Default is continuing, such decrease shall not take effect unless and until such Default or Potential Default ceases to be continuing or is waived.

            6.4.7 For the avoidance of doubt, if in respect of a Financial
                  Year of the Initial Client, the condition set out in Clause 6.4.3 is not satisfied in relation to the Relevant Financial Year, the Margin for that Financial Year shall be 2.25% per annum.

      6.5   Default Interest
            ----------------

            If any Client fails to pay any amount due and payable to LND under any of the Discounting Documents on the due date, the Clients shall pay default interest on such amount to LND from the due date of actual payment at the rate per annum being the aggregate of:

            (a)   3% per annum; and

            (b)   the Discounting Rate.

      6.6   Expenses
            --------

            Each Client shall pay to LND all costs incurred (including VAT) in relation to the transmission of funds by LND to the clients.

      6.7   Records
            -------

            6.7.1 Upon a Client's request and subject to its compatibility with LND's software LND shall provide to that Client detailed records of the Available Amount, the Funding Amounts and the Sterling Funding Amounts by means of a modem communications link.

            6.7.2 At the end of each calendar month upon the request and at the cost of the Clients LND shall provide hard copies of any information specified under Clause 6.7.1.

      6.8   LND's Determination
            -------------------

            LND's determination of the amount of any of the Discounting Charge and default interest payable under any Clause 6 shall be conclusive and binding on the Clients except for any manifest error.

7.    TERMINATION, REPURCHASE AND CANCELLATION
      ----------------------------------------

      7.1   Repurchase
            ----------

            The Clients shall repurchase the Purchased Receivables by payment to LND on the Termination Date (or such later date as is agreed in writing between the Initial Client (on behalf of the Clients) and LND) of amounts in each Approved Currency equal to the Funding Amounts on that date for each Approved Currency.

      7.2   Voluntary repurchase of Receivables
            -----------------------------------

            7.2.1 The Clients may, by giving LND not less than 12 months prior written notice, repurchase all the Purchased Receivables on a Remuneration Payment Date by payment to LND on that date of amounts in each Approved Currency equal to the Funding Amounts on that date for each Approved Currency. Such 12 months notice shall not be required in the case of a repurchase of Receivables under Clause 5.6.5 (Variation of Global Reduction Percentage), Clause 7.4 (Repurchased Fees), Clause 8.1.2.2 (Illegality) or Clause 9.8.5 (Grossing Up) or Clauses
                  19.3.3 (Assignments) or 19.4.3 (Transfers) where the time periods set out in such clauses shall apply or where there is a general refinancing as defined in Clause 7.4 below where 90 days prior written notice (which shall be irrevocable) of such refinancing by the Client shall be required.

            7.2.2 Any notice of repurchase shall be irrevocable, shall specify the date on which the repurchase or the prepayment is to be made and shall oblige the Clients to make that repurchase.

      7.3   Cancellation of Invoice Discounting Facility
            --------------------------------------------

            7.3.1 The Initial Client (on behalf of the Clients) may by no less than 5 Business Days' prior irrevocable written notice to LND, cancel any undrawn part of the Invoice Discounting Facility (in minimum amounts of (pound)1,000,000 and subsequent multiples of (pound)1,000,000). The Facility Limit will be reduced accordingly.

            7.3.2 The Client may not cancel all or part of the Invoice
                  Discounting Facility if such cancellation would result in the Sterling Funding Amount exceeding the Facility Limit.

      7.4   Repurchase Fees
            ---------------

            If on or before the expiry of the 24 month period from the Commencement Date the Funding Amount (or any part thereof) are repaid from the proceeds of a refinancing with persons other than LND or the Facility Limit is cancelled as a consequence of a refinancing with persons other than LND the Initial Client shall at the same time pay to LND a prepayment fee equal to 1.5 per cent of the aggregate amount of the Funding Amount prepaid or the Facility Limit cancelled provided always that no prepayment fee shall be payable to LND if (a) such refinancing forms part of a general refinancing (a "general refinancing") of the debt obligations of the group of companies of which the Holding Company is parent (but only as long as such refinancing does not involve directly or indirectly the Invoice Discounting Facility being refinanced or provided by another invoice discounter or specialist debt purchase financer based in the United Kingdom), (b) repayment is made as a result of the provisions of Clause 8 (Illegality), Clause 9.8 (Grossing Up), Clause 5.6.5 (Variation of Global Deduction Percentage) or Clauses 19.3.3 (Assignment) or
            19.4.3 (Transfers).

8.    CHANGES IN CIRCUMSTANCES
      ------------------------

      8.1   Illegality
            ----------

            If after the date of this Agreement it is or becomes illegal for LND to maintain or to continue to make available or fund all or any part of the Facility then:-

            8.1.1 LND shall notify the Initial Client; and

                  8.1.1.1 the obligations of LND under this Agreement shall be cancelled immediately; and

                  8.1.1.2 the Clients shall repurchase the Purchased Receivables by payment of amounts equal to the Funding Amount for each Approved Currency (together with all other amounts owing to LND under this Agreement) within 5 Business Days of demand by LND (or, if permitted by the relevant law, on the next Remuneration Payment
                              Date).
      8.2   Certificates
            ------------

            The certificate or notification of LND as to any of the matters referred to in Clause 8.1 shall be conclusive and binding on the Clients except for any manifest error.

9.    PAYMENTS
      --------

      9.1   Place and Time
            --------------

            All payments to be made by a Client in relation to this Agreement shall be made to LND at its office at Feltham or such other office at such time as LND may notify the Clients for this purpose.

      9.2   Funds
            -----

            All payments to LND under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

      9.3   Business Days
            -------------

            If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

      9.4   Currency
            --------

            All payments by a Client is respect of a Funding Amount shall be made in the relative Approved Currency. All payments relating to costs, losses, expenses or Taxes shall, be made in the currency in which the relative costs, losses, expenses or Taxes were incurred. Any other amount payable under this Agreement shall, except as otherwise provided, be made in Sterling.

      9.5   Accounts as evidence
            --------------------

            LND shall maintain in accordance with its usual practice the Receivables Purchased Account and the Memorandum Discounting Statement which shall, as between the Clients and LND, be prima facie evidence of the amounts from time to time paid by, owing to, and paid to, LND under this Agreement.

      9.6   Partial Payments
            ----------------

            9.6.1 If LND receives a payment insufficient to discharge all the amounts due and payable by a Client under this Agreement, LND shall apply that payment towards the obligations of that Client in the following order:

                  9.6.1.1 first, in or towards payment of any unpaid costs and expenses of LND under this Agreement;

                  9.6.1.2 second, in or towards payment pro rata of any accrued Discounting Charge due by that Client but unpaid under this Agreement;

                  9.6.1.3 third, in or towards payment pro rata of any other sum due by that Client but unpaid under the Discounting Documents.

            9.6.2 LND may vary the order set out in Clause 9.6.1.1 to
                  9.6.1.3 and shall give notice to the Initial Client of any such variation.

            9.6.3 Clause 9.6.1 shall override any appropriation made by any
                  Client.

      9.7   Set-Off and Counterclaim
            ------------------------

            All payments by any Client under this Agreement shall be made without set-off, deduction or counterclaim.

      9.8   Grossing-Up
            -----------

            9.8.1 Subject to Clause 9.8.2, all sums payable to LND pursuant to or in connection with any Discounting Document shall be paid in full free and clear or all deductions or withholdings whatsoever except only as may be required by law.

            9.8.2 If any deduction or withholding is required by law in respect of any payment due from a Client or a Customer to LND pursuant to or in connection with any Discounting Document each Client shall:

                  9.8.2.1 ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

                  9.8.2.2 pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

                  9.8.2.3 increase the payment in respect of which the deduction or withholding is required so that the net amount received by LND after the deduction or withholding (and after taking account of any further deduction which is required to be made as a consequence of the increase) shall be equal to the amount which LND would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and

                  9.8.2.4 promptly deliver or procure the delivery to LND of receipts evidencing each deduction or withholding which has been made.

            9.8.3 If LND determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which a Client has made an increased payment under this Clause 9.8 LND shall, provided that it has received all amounts which are then due and payable under any Discounting Document, pay to that Client (to the extent that LND can do so without prejudicing the amount of the benefit or repayment and the right of LND to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as LND, in its absolute discretion shall determine, will leave LND in no worse position than it would have been if the deduction or withholding had not been required, provided that:

                  9.8.3.1 LND shall have an absolute discretion as to time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

                  9.8.3.2 LND shall not be obliged to disclose any information regarding its business, Tax affairs or its Tax computations; and

                  9.8.3.3 if LND had made a payment to a Client pursuant to this Clause 9.8.3 on account of any Tax benefit and it subsequently transpires that LND did not receive that Tax benefit, or received a lesser Tax benefit, that Client shall on demand pay to LND such sum as LND may determine as being necessary to restore its after-tax position to that which it would have been had no adjustment under this Clause 9.8.3 been made; and

                  9.8.3.4 any sums payable by a Client to LND under this Clause 9.8.3 shall be subject to Clause 15.6.

            9.8.4 LND shall not be obliged to make any payment under Clause
                  9.8.3 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

            9.8.5 If a Client is required to make an increased payment for the account of LND under Clause 9.8.2, then, without prejudice to that obligation and so long as such requirement exists and subject to the Initial Client (on behalf of the Clients) giving LND not less than 10 days' prior written notice (which shall be irrevocable), the Clients may repurchase all, but not part, of the Purchased Receivables by payment to LND of amounts in each Approved Currency equal to the Funding Amounts on the date of payment for each Approved Currency and without payment of any prepayment fee. Any such payment shall be subject to Clause 20.1. On any such repurchase the Invoice Discounting Facility shall be automatically cancelled.

10.  SECURITY
     --------

     10.1   Security Documents
            ------------------

            The obligations and liabilities of the Clients to LND under the Discounting Documents shall be secured by the interests and rights granted in favour of LND under the Security Documents.

11.   REPRESENTATIONS AND WARRANTIES
      ------------------------------

      11.1  Representations and warranties

            The Initial Client represents and warrants to LND that:

            11.1.1 STATUS: each Client is a limited company duly incorporated under the laws of England and Wales and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

            11.1.2 POWER AND AUTHORITY: each Group Company has (or had, as the case may be) power to execute, deliver and perform its obligations under the Transaction Documents and to carry out the transactions contemplated by those documents and all necessary corporate, shareholder and other action has been or will be taken to authorise the execution, delivery and performance of the same. In particular no Client has any express limitation on its power or capability to sell Receivables to any third party or any utilisation of the Invoice Discounting Facility;

            11.1.3 BINDING OBLIGATIONS: the obligations of each Group Company under the Transaction Documents constitute its legal, valid, binding and enforceable obligations;

            11.1.4 CONTRAVENTIONS: the execution, delivery and performance by each Group Company of the Transaction Documents does not:

                  11.1.4.1 contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;

                  11.1.4.2 conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other material instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound; or

                  11.1.4.3 contravene or conflict with the provisions of its memorandum and articles of association;

            11.1.5 INSOLVENCY: no Group Company has taken any action nor have any steps been taken or legal proceedings been started or threatened against it for winding-up, dissolution or re-organisation, the enforcement of any Security Interest over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of any of its assets;

            11.1.6 NO DEFAULT: no Group Company is (nor would be with any of the giving of notice, the lapse of time, the determination of materiality, or the satisfaction of any other condition) in breach of or in default under any material agreement to which it is a party or which is binding on it or any of its assets;

            11.1.7 LITIGATION: no action, litigation, arbitration or administrative proceeding has been commenced, or is pending or threatened, against any Group Company which, if decided adversely, could be expected to have a material adverse effect on the relevant company's business assets or financial condition or its ability to comply with any obligation under the Discounting Documents nor is there subsisting any unsatisfied judgment or award given against any of them by any court, arbitrator or other body;

            11.1.8 ACCOUNTS: each of the latest Accounts of each Material Company required to be delivered under Clause 12.1.1 is prepared in accordance with GAAP and gives a true and fair view of the financial position of the relevant company as at the date to which they were prepared and for the Financial Year of that company then ended and that as at such date, such Material Company did not have any significant liabilities (contingent or otherwise) which are required to be disclosed or reserved in accordance with GAAP and are not disclosed by or reserved against in, such financial statements (or the notes thereto) and such Material Company did not have any unrealised or anticipated losses which should, in accordance with GAAP be included in such Accounts by way of note or provision;

            11.1.9 MANAGEMENT ACCOUNTS, any Management Accounts required to be delivered under Clause 12.1.2 have been properly prepared in accordance with good accounting practice on a basis consistent with that adopted in the Accounts, that such Management Accounts are not considered misleading in any material respects, that the profit and loss accounts contained in the Management Accounts give a fair view of the results of the Client for the trading period to which they relate and the statement of net trading assets contained in the Management Accounts gives a fair view of the financial position of the business of the Client on that date;

            11.1.10 SECURITY INTEREST: no Security Interest (other than a
                    Permitted Security Interest) exists over all or any part of the assets of any Group Company;

            11.1.11 NO SECURITY INTEREST CREATED: the execution of the
                    Discounting Documents by the Group Companies (and the Holding Company, as the case may be) and the exercise of each of their respective rights and the performance of each of their respective obligations under the Discounting Documents will not result in the creation of, or any obligation to create, any Security Interest over or in respect of any of their assets except a Permitted Security Interest;

            11.1.12 AUTHORISATIONS: all authorisations, approvals,
                    licences, consents, filings, registrations, payment of duties or taxes and notarisations required:

                  11.1.12.1 for the conduct of the business, trade and ordinary activities of each Group Company;

                  11.1.12.2 for the performance and discharge of the obligations of each Group Company and the Holding Company under the Discounting Documents to which it is a party; and

                  11.1.12.3 in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Discounting Documents are in full force and effect;

            11.1.13 TAXES: no claims are being or are likely to be asserted against the Initial Client with respect to Taxes which are likely to be determined adversely to the Initial Client and which, if so adversely determined, would cause a Material Adverse Change, and that it is not overdue in the filing of any Tax returns;

            11.1.14 CORPORATE STRUCTURE: immediately prior to Completion, the Client has and has had no Subsidiaries;

            11.1.15      ENVIRONMENTAL: save as fully and fairly
                         disclosed to NWB in writing and contained in the Fifth Schedule of the NWB Agreement the Initial Client:-

                   11.1.15.1 complies and has at all times complied in all material respects with all Environmental Laws and Environmental Consents which may cause a Material Adverse Change except where any breach is a matter the subject of indemnification in favour of the Initial Client under the Acquisition Agreement and the Initial Client has taken all steps to enforce such rights of indemnification;

                    11.1.15.2 has obtained and maintained in full force and
                              effect all material Environmental Consents and, there are no conditions, facts or circumstances entitling any such material Environmental Consents to be revoked, suspended, amended, varied, withdrawn or not renewed or which would prevent compliance with any Environmental Consents;

                    11.1.15.3 is not required by any Environmental Consent
                              or any Environmental Law or as a result of any claim in respect of a breach of any Environmental Law or Consent to make any investment or to incur any expenditure or to take or desist from taking any action which is likely to have a material adverse effect on its financial condition;

            11.1.16 ENVIRONMENTAL BREACHES: no claim in respect of a breach of any Environmental Law or Consent is pending or has been made or threatened against the Initial Client or any occupier of any property owned or leased by the Clients;

            11.1.17 DELIVERY AND SERVICE: in relation to each Purchased Receivable, the Goods have been duly Delivered or the Services duly provided;

            11.1.18 BONA FIDE OBLIGATIONS: each Purchased Receivable is an existing and bona fide obligation of the Customer arising out of the sale of Goods or the provision of Services by a Client in the ordinary course of its trading;

            11.1.19 ENFORCEABILITY: no Client is in breach of any of its obligations to any Customer and the Customer will accept the Goods or the Services and the invoices therefor (or if the Customer is bankrupt or in liquidation the Customer's trustee in bankruptcy or liquidation will accept as proof of debt for the unpaid balance of the invoiced price) without any dispute or claim whatsoever (whether justifiable or not) including disputes as to price, terms, quantity, or quality, set-offs or counter-claim or claims of release from liability or inability to pay because of any act of God or public enemy of war or because of the requirement of law (whether in the United Kingdom or elsewhere) or of rules, orders or regulations having the force of law where any of the foregoing would involve or result in a liability owing by any Client in excess of(pound)100,000 at any time;

            11.1.20 CUSTOMERS AUTHORITIES: to the best of the knowledge, information and belief of the Initial Client each Customer has obtained all the authorities necessary under the regulation in force in the country to which the Goods or Services are provided or from which payment is to be made, in order to pay the Receivables in accordance with the contract or invoice;

            11.1.21 CUSTOMER CONTRACTS: the standard terms of trading with Customers provide that they are governed by English law and specifies the nature and quantity of the Goods or Services and every invoice relating to such contracts contains the terms and currency of payment and the benefit of material contracts entered into between the Clients and any of their Customers in respect of Purchased Receivables is capable of formal assignment in favour of LND and "material" for the purposes of this Clause 11.2.21 shall mean contracts with an aggregate rate in excess of 5% of turnover of the relevant Client;

            11.1.22 NO MATERIAL ADVERSE CHANGE: no Material Adverse Change has occurred;

            11.1.23 US LOCKBOX ACCOUNT: no Security Interest (other than a Permitted Security Interest) or rights of set off or combination of accounts exists in favour of any person in respect of the Initial Client's interest in the US Lockbox Account and any monies standing to the credit of such account; and

            11.1.24 RETENTION OF TITLE: none of the contracts or trading terms between any of the Clients and its suppliers create any retention of title provisions whereby the relevant suppliers are entitled validly to the proceeds of sale of any Goods supplied (or any products in which the Goods have been mixed).

      11.2  Repetition
            ----------

            The representations and warranties set out in Clause 11.1 shall survive the execution of this Agreement and shall be deemed to be repeated on the Commencement Date and each of the said representations and warranties shall be repeated on each Quarter Date, in each case, as if made with reference to the facts existing at the time of repetition.

      11.3  LND Warranty
            ------------

            LND warrants that the date of this Agreement it is authorised to purchase Receivables under the terms of this Agreement.

12.   UNDERTAKINGS
      ------------

      12.1  Information undertakings
            ------------------------

            The Initial Client undertakes that during the Security Period it shall, unless LND otherwise agrees:

            12.1.1 ACCOUNTS: as soon as the same become available (and in any event within 120 days after the end of its Financial Years), deliver to LND a copy of the Accounts for each such Financial Year of each Material Company together with:

                  12.1.1.1    the notes thereto and directors report thereon;

                  12.1.1.2 a copy of the management letter (if any) addressed by the Auditors to the directors of each such company in connection with its auditing of the relevant Accounts as soon as practicable after receipt of the letter by such company; and

                  12.1.1.3 a copy of Form 10-Q and 10-K (with all attachments) filed by the Holding Company with the Securities and Exchange Commission in the United States of America;

            12.1.2 MANAGEMENT ACCOUNTS: as soon as the same become available (and in any event within 30 days after the end of each successive accounting period (none of which shall be more than 5 weeks in duration) (each an "Accounting Period") during each of its Financial Years, deliver to LND a copy of the management accounts (the "Management Accounts") of the Client (in which case such management accounts shall be consolidated management accounts relating to the Group) and of each other Material Company for each such Accounting Period and in such a form as to disclose the financial position of the Client or, as the case may be, the relevant Material Company and which shall include the following information in respect of each such Accounting
                    Period:

                  12.1.2.1    a statement of profit and loss;

                  12.1.2.2    a balance sheet; and

                  12.1.2.3    a cashflow statement;

            12.1.3 BUDGETS: no later than 30 days prior to the beginning of each Financial Year a budget for such Financial Year in a form previously approved by LND (without prejudice to any other provision of this Clause 12 and including specifically, but without limitation, profit and loss and cashflow forecasts and balance sheet for such Financial
                    Year) and a certificate signed by a director of the Initial Client (without personal liability on his part, except in the case of fraudulent misrepresentation) to the effect that implementation of such budget would not give rise to:-

                  12.1.3.1    a Default; or

                  12.1.3.2    a Potential Default,

                  at any time during or following such Financial Year;

            12.1.4 INFORMATION ON REQUEST: subject to LND complying with any specific confidentiality provisions given in favour of Customers will provide to LND such financial and other information (other than customer trade secrets) in its possession concerning the Clients or any of their Customers as LND may from time to time reasonably require;

            12.1.5 CASHFLOW FORECASTS: provide to LND within 30 days of each Quarter Date cashflow forecasts in respect of each Material Company relating to the 6 month period commencing on each such Quarter Date;

            12.1.6 COMPLIANCE CERTIFICATES : at the time of the delivery of the Accounts for each Financial Year, and at the time of delivery of the Management Accounts on each Quarter Date, a certificate in the form of Schedule 5 signed by a director of the Initial Client (without personal liability on his part, except in the case of fraudulent misrepresentation), stating :-

                    12.1.6.1 the respective amounts of PBIT, Interest, Adjusted Tangible Net Worth, Current Assets, Current Liabilities and Capital Expenditure (such certificate to be prepared in each case in respect of or, as the case may be, as at the end of the Financial Year or at the Quarter Date to which such Accounts or Management Accounts respectively relate and to indicate the manner in which such amounts have been calculated);

                    12.1.6.2 the application of such amounts to the ratios and limits specified in Clause 12.4 and confirming that, as at the date at or to which the relevant Accounts or, as the case may be, Management Accounts are made up, the Initial Client was in compliance with the covenants and undertakings set out in Clause 12.4 (or, if it was not in such compliance, indicating the extent of the breach and the steps intended to be taken to remedy the same) and that, as at a date not more than 7 days prior to the delivery of the certificate:-

                        12.1.6.2.1 no Default has occurred and is continuing (or, if such is not the case, specifying the same); and

                        12.1.6.2.2 the Initial Client is not aware that any PotentialDefault has occurred and is continuing;

                    12.1.6.3 that there has been no Material Adverse Change in the business, assets or financial conditions of the Clients since the date as at, or to which, such Accounts or, as the case may be, Management Accounts are made up (or, if such is not the case, specifying the same);

                    12.1.6.4  that the representations and warranties
                              contained in Clause 11.1 were true (other than previously advised in writing to LND) as at the date of or to which such Accounts or, as the case may be, Management Accounts are made up as if made with reference to the facts and circumstances existing at such dates;

            12.1.7 GAAP: ensure that all Accounts and other financial information (to the extent practicable) submitted to LND have been prepared in accordance with GAAP;

            12.1.8 DEFAULT, LITIGATION, ETC.: promptly, upon becoming aware of the same, notify LND of:

                  12.1.8.1    any Default or Potential Default;

                  12.1.8.2    will, upon the same being threatened or
                              pending and in any case immediately after the commencement thereof, give to LND notice in writing of any litigation, arbitration or administrative proceedings or any dispute affecting the Initial Client or any of its Subsidiaries or any of their respective assets, rights or revenues in an amount in excess of(pound)100,000 which if determined against such company could be expected to have an adverse effect on the ability of any Group Company duly to perform and observe their respective obligations under this Agreement or any of the other Discounting Documents;

                  12.1.8.3 Any such notice under this Clause 12.1.8 shall be accompanied by a statement of a duly authorised officer of the Initial Client (without personal liability on his part, except in the case of fraudulent misrepresentation) providing such notice, setting forth details of the occurrence referred to and stating what action the Initial Client proposes to take with respect thereto.

                  12.1.8.4 any Security Interest (other than a Permitted Security Interest) attaching to any of the assets of any Group Company;

                  12.1.8.5 any occurrence relating to any Group Company (including any third party claim or liability) which could be expected to have a Material Adverse Change;

            12.1.9 RECEIVABLES: within 15 days after the end of each Accounting Period and in relation to each Approved Currency provide to LND:

                   12.1.9.1 an aged analysis of the Receivables sold to LND which remain outstanding at that date from invoice date separately identifying the outstanding amounts by each Customer showing Customer balances as follows: total, up to 30 days past its invoice date, 31-60 days past its invoice date, 61-90 days past its invoice date, 91-120 days past its invoice date and more than 120 days past its invoice date plus a summary giving the totals of each of these categories and identifying those accounts which are either disputed or in solicitors' hands;

                  12.1.9.2 a copy of the sales ledger account relating to the Receivables purchased by LND in the form provided by LND for such purpose under this Agreement;

                  12.1.9.3 a copy of each Customers' month end statement with LND or such other open item breakdown of the Purchased Receivables from a Customer, and in each case in a form acceptable to LND;

                  12.1.9.4 a copy of each Client's purchase ledger at the end of the Accounting Period; and

            12.1.10 ADVICE TRANSMISSION: in relation to each Purchased Receivable (or any Unpurchased Receivable if instructed to do so by LND) promptly send to LND an Advice Transmission (together with such other documents as LND may require (including proof of Delivery of all Goods notified on any Advice Transmission)) after Delivery of the relative Goods or the provision of the relative Services. An Advice Transmission may contain the aggregate amount of various Receivables but Unpurchased Receivables are not to be included in an Advice Transmission unless the Initial Client is instructed to do so by LND.

      12.2  Positive Undertakings
            ---------------------

            The Initial Client undertakes that during the Security Period it shall, and it shall procure that each Group Company shall, unless LND otherwise agrees:

            12.2.1 PAY TAXES : will cause to be paid and discharged all Borrowed Money when due (except to the extent that they are the subject of a bona fide dispute as determined in the reasonable opinion of LND and that the relevant Client is taking all steps available to it to contest such claim) and all Taxes imposed upon any Client, and will file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or is otherwise subject to Taxation and pay all Taxes agreed with the Inland Revenue or relevant authority shown to be due and payable on such returns or any assessments made against it;

            12.2.2  INSURANCE:

                  12.2.2.1 maintain and keep in force at all times such insurance policies as have been disclosed in writing to LND prior to the date hereof;

                  12.2.2.2 duly and punctually pay all premiums and other moneys due and payable under all such insurances as aforesaid and promptly upon request by LND produce to the LND premium receipts or other evidence of the payment thereof;

            12.2.3 AUTHORISATION: obtain, maintain and comply with the terms of any authorisation, approval, licence, consent, exemption, clearance, filing or registration required:

                  12.2.3.1 for the conduct of its business, trade and ordinary activities; and

                  12.2.3.2 to enable it to perform its obligations under, or the validity, enforceability or admissibility in evidence of, any Discounting Document;

            12.2.4 ACCESS: immediately upon request being given to the Initial Client by LND, permit LND and any person (being an accountant, auditor, solicitor, valuer or other professional adviser of LND) authorised by LND to have, at any time during business hours access to the property, premises and accounting books and records of any Group Company and to the officers of any Group Company;

            12.2.5 FURTHER DOCUMENTS: at the request of LND, do or procure the doing of all such things and execute or procure the execution of all such documents as are, in the reasonable opinion of LND, necessary or desirable to ensure that LND obtains all its rights and benefits under the Discounting Documents but so that the requirement of reasonableness in this Clause 12.2.5 shall not apply to any assignment over the Purchased Receivables required by LND, whose requirements in this respect shall not be fettered in any way;

            12.2.6 DELIVERY OF DECLARATIONS, ETC.: within any relevant period paid down in any statute, law or regulation make all necessary declarations and deliver all necessary forms and documents required to be delivered to, filed with or registered with any United Kingdom governmental, statutory or other body or agency by it in connection with the Transaction Documents and any of the transactions contemplated under the Transaction Documents;

            12.2.7 COMPLIANCE WITH ENVIRONMENTAL LAW: will procure that its business is carried on in accordance in all material respects with all applicable Environmental Law and that all requisite Environmental Consents are maintained in full force and effect at all times (other than in each case where any breach is the subject of indemnification in favour of the Initial Client under the Acquisition Agreement provided that the Initial Client has taken all steps to promptly enforce such rights);

            12.2.8 AUDITORS CONFIRMATION: use all reasonable endeavours to procure that, within 5 Business Days of the date of appointment as auditors of any Group Company, the relevant accountants deliver to LND a letter from such newly appointed auditors confirming that they are aware of the provisions of Clause 12.4.1 of this Agreement;

            12.2.9 TRANSMISSION BANKING BUSINESS: ensure that all Customers paying Receivables by way of Electronic Transmission are given written instructions of the details of LND's bank account;

            12.2.10 PROTECTION OF RIGHTS UNDER THE ACQUISITION DOCUMENTS: take all reasonable steps to preserve and enforce its material rights arising under any Acquisition Document;

            12.2.11 PERFORMANCE: promptly performs all its further or continuing obligations of whatsoever nature to the Customer arising out of the sale of Goods or the provision of Services;

            12.2.12 NOTICE: give notice to such of the Customers as LND shall direct at any time that the right to the Receivables specified in such notice (which may include Receivables which have not yet come into existence) has been assigned to (or purchased by) LND, such notice to be in such form as LND shall require;

            12.2.13 BOOKS OR RECORDS: procure that all entries relating to the sale of any Receivable by each Client to LND are duly and promptly recorded in the books of that Client and to ensure that all accounts maintained in the books or records of the Clients in the names of its Customers bear a conspicuous notation that they have been assigned to LND;

            12.2.14      PAYMENT TIMING: procure that any Purchased
                         Receivable becomes due and payable within 120 days of the delivery of the relevant invoice;

            12.2.15 DELIVERY AND SERVICES: procure that in relation to each Purchased Receivable, the Goods have been duly Delivered or the Services duly provided;

            12.2.16 BONA FIDE OBLIGATION: procure that each Purchased Receivable is an existing and bona fide obligation of the Customer arising out of the sale of Goods or the provision of Services by a Client in the ordinary course of its trading;

            12.2.17 CUSTOMER CONTRACTS: procure that each standard terms of trading by each Client with Customers are governed by English law and specify the nature and quantity of the Goods or Services and that each invoice relating to such contract contains the terms and currency of payment and that, to the extent that any contract between a Customer and a Client in respect of a Purchased Receivable is not capable of assignment in favour of LND, such Client will seek consent from the Customer if required by LND (acting reasonably);

            12.2.18 ENFORCEABILITY: use its best endeavours to procure that no Client is in breach of any of its obligations to any Customer and the Customer will accept the Goods or Services and the invoices thereof (or if the Customer is bankrupt or in liquidation the Customer's trustee in bankruptcy or liquidation will accept a proof of debt for the unpaid balance of the invoiced price) without any dispute or claim whatsoever (whether justifiable or not) including disputes as to price, terms, quantity or quality, set-offs or counter-claims or claims or release from liability or inability to pay because of any act of God or public enemy of war or because of the requirement of law (whether in the United Kingdom or elsewhere) or of rules, orders or regulations having the force of law where any of the foregoing would involve or result in a liability owing by any Client in excess of (pound)100,000 at any time;

            12.2.19 RECORDS: it has debt record insurance in a form satisfactory to LND from a reputable insurer in the UK or will (if required by LND) confirm in writing to LND that the sales ledger records are backed up daily and copy disks stored off site at all times and that separate sales ledgers will be maintained by the Client at each Site for each Receivable in each Approved Currency;

            12.2.20 AVAILABLE HEADROOM: it will ensure that, at all times during the Invoice Discounting Facility, the Available Headroom is a minimum amount of(pound)2,500,000 (two million five hundred thousand pounds Sterling) and to the extent that the Available Headroom falls below such amount and to the extent that loans ("Intra Group Loans") to the Initial Client (but excluding for this purpose the Subordinated Loan which shall not be counted towards calculation of the Available Headroom) are less than (pound)2,500,000, will procure that the Holding Company will lend to the Initial Client such sums (on an interest free and unsecured basis so as to increase the amount of the Intra Group Loans up to a maximum amount of(pound)2,500,000) as will result in the Available Headroom being restored to the amount referred to above

                  If in the opinion of LND, (after the increase of such Intra Group Loans) the Available Headroom is still less than (pound)2,500,000 it will take all steps open to it to create the circumstances to permit that the Holding Company will lend to the Initial Client such additional sums (on an interest free and unsecured basis) up to an additional maximum amount of (pound)2,500,000 (Two million five hundred thousand Pounds Sterling) subject to the Holding Company obtaining all required approvals from MTT (as agent) and NWB

                  PROVIDED THAT the Holding Company's obligations to inject such funds by way of loan under this Clause 12.2.20 can never exceed the principal amount of (pound)5,000,000 (Five million Pounds Sterling);

            12.2.21 SPECIFIC CONDITIONS: will comply at all times with the Specific Conditions;

            12.2.22 DORMANT COMPANIES: procure that no Dormant Subsidiary will acquire any assets or assume any liabilities;

            12.2.23 YEAR 2000 COMPLIANT: use best endeavours to procure that all computer hardware, software, embedded chips and related systems are, or will be by 30 September 1999, Year 2000 Compliant;

            12.2.24 SUBSIDIARY ACCESSION: to the extent that it is lawful to do so (and if and to the extent it is unlawful to do so, will, and will procure that any Subsidiary will comply, with all applicable legislation in ensuring that it is lawful to do so) will procure, that a deed or other documentation, in form and substance satisfactory to LND incorporating provisions substantially the same as those in the guarantees and debentures (comprised in the Discounting Documents) and/or such other Discounting Documents as LND may require shall be executed and delivered to LND by any Subsidiary of the Initial Client, promptly upon its becoming such a Subsidiary, unless otherwise agreed by LND;

            12.2.25 US LOCKBOX ACCOUNT: will require all of its Customers based in the United States of America or paying Remittances in United States Dollars to make such payments into the US Lockbox Account; and

            12.2.26 INVOICES: will ensure that all invoices issued by each Client in respect of Purchased Receivables will contain a written direction by such Client that all Remittances in respect of such invoice shall be paid to LND's bank account at NWB.

      12.3  Negative undertakings
            ---------------------

            The Initial Client undertakes that during the Security Period it shall not, and it shall procure that none of the Group Companies shall, unless LND otherwise agrees:

            12.3.1 NEGATIVE PLEDGE: create or permit to subsist any Security Interest over any of its assets (including, but without limitations, its interest in the US Lockbox Account or any monies standing to the credit of such account) other than Permitted Security Interests;

            12.3.2 CHANGE OF BUSINESS: make any substantial change to the general nature or scope of the business of the Group as a whole from that carried on at the date of this Agreement;

            12.3.3 MERGERS: enter into any amalgamation, demerger, merger or reconstruction or any joint venture or partnership agreement;

            12.3.4 BORROWED MONEY: incur or permit to subsist any Borrowed Money other than Permitted Borrowed Money;

            12.3.5 ACQUISITIONS: acquire any business of or shares or securities of any company (other than a Charging Group Company);

            12.3.6 DIVIDENDS AND THE SUBORDINATED LOAN: in respect of the Initial Client only other than as permitted by the NWB Agreement, make, pay or declare any dividend or other distribution in relation to any shares forming part of its issued share capital or repay or prepay the Subordinated Loan or pay any interest in respect of the Subordinated Loan; nor

            12.3.7 DEALINGS WITH RECEIVABLES: other than in favour of LND, sell, factor discount or otherwise dispose of or enter into any agreement under which it may be or become obliged to sell, factor, discount or dispose of any Receivable; nor

            12.3.8 DEALINGS WITH AFFILIATES: other than inter company trading carried out between Clients and the Holding Company and any of its other Subsidiaries on an arm's length basis and on terms where the transfer of assets or liabilities are settled on a cash transfer basis immediately on transfer of the relevant assets and liabilities, provide Goods or Services to an Affiliate.

            12.3.9  DISPOSALS: make any Disposals other than Permitted
                    Disposals.;

            12.3.10 MEMORANDUM AND ARTICLES OF ASSOCIATION: it will not alter or vary any provision of its Memorandum and Articles of association or convene any meeting with a view either to the alteration of any provision of its Memorandum of Association or Articles of Association or to the passing of a resolution that it be wound up (except for the purpose of a reconstruction or amalgamation whilst solvent on terms previously approved in writing by LND (such approval not to be unreasonably withheld or delayed)); and

            12.3.11 REDEMPTION OF SHARES: without the prior written
                    consent of LND, make any redemption of any of its shares, purchase any of its shares or otherwise reduce its issued share capital.

      12.4  Financial Undertakings
            ----------------------

            12.4.1 The Initial Client undertakes to ensure that during the Security Period unless LND otherwise agrees:

                  12.4.1.1    PBIT TO INTEREST
                              ----------------

                              the ratio of PBIT to Interest for each period referred to in Column A below shall not be less than the ratio set out in Column B below opposite that period:-

                              COLUMN A                           COLUMN B

                              Commencement Date to 30/9/99       1.5:1
                              Commencement Date to 31/12/99      1.75:1
                              Commencement Date to 31/3/00       2:1
                              1/7/99 to 30/6/00                  2.25:1
                              1/10/00 to 30/9/00                 2.5:1
                              1/1/00 to 31/12/00 and thereafter  2.75:1

                  12.4.1.2    MINIMUM ADJUSTED TANGIBLE NET WORTH

                              The Adjusted Tangible Net Worth shall not be less than (pound)6,250,000 on Commencement Date and at any time in relation to each period from the date set out in Column A below to the date set out in Column B below opposite such first mentioned date shall not be less than the amount set out in Column C below opposite both such dates:


                              COLUMN A             Column B          Column C
                              Commencement Date    30/12/99   (pound)6,250,000
                              31/12/99             30/3/00    (pound)7,250,000
                              31/3/00              29/6/00    (pound)7,450,000
                              30/6/00              29/9/00    (pound)7,950,000
                              30/9/00              30/12/00   (pound)8,650,000
                              31/12/00             30/12/01   (pound)9,350,000
                              31/12/01 and thereafter         (pound)10,000,000


                  12.4.1.3    CAPITAL EXPENDITURE

                              the Capital Expenditure incurred by the
                              Initial Client in any period set out in
                              Column A below shall not exceed the amount set out opposite such period in Column B below:


                              COLUMN A                    Column B

                              Commencement Date to        (pound)1,600,000
                              31/12/99
                              1/1/00 to 31/12/00 and      (pound)2,100,000
                              thereafter

                              Provided that, for the avoidance of doubt:-

                              (i) the amount of Capital Expenditure in Column B for the period from Commencement Date to 31/12/00 shall exclude the costs associated with the closure of Ductile Hot Mill or the partial closure of Dudley Port Steel Mill, Longmores or GB Steel Bar (which costs shall be limited to a maximum of (pound)1,500,000); and

                              (ii) the amounts set out in Column B shall exclude any amounts re-invested by the Client in the Business (as defined in the NWB Agreement);

                  12.4.1.4    LIQUIDITY

                              the ratio of Current Assets to Current
                              Liabilities shall at all times not be less than 1.5:1

                  12.4.1.5    If the directors of any Group Company
                              determine at any time during the Security Period that the accounting reference date of that Group Company has or should be changed or any of the accounting principles applied in the preparation of any of the Accounts and the Management Accounts shall be different from the accounting principles previously used, or if as a result of the introduction or implementation of any SSAP or FRS or any change in any of them or in any applicable law such accounting principles are required to be changed the Initial Client shall promptly give notice to LND of that change, determination or requirement.

                  12.4.1.6    If LND believes that the financial
                              undertakings set out in this Clause 12.4 need to be amended as a result of any such change, determination or requirement, the Initial Client shall negotiate with LND in good faith to amend the existing financial undertakings so as to provide LND with the same protections as the financial undertakings set out in this Clause 12.4.

                  12.4.1.7 If the Initial Client and LND cannot agree such amended financial undertakings within 30 days of the notice contained in Clause 12.4.2.1, the Initial Client and LND shall jointly nominate a firm of chartered accountants to settle the amended financial undertakings, or in default of such nomination, LND shall request the President for the time being of the Institute of Chartered Accountants in England and Wales to nominate a firm of chartered accountants for that purpose. Such accountants shall act as experts and not arbitrators and their decision shall be final and binding on the Parties. The costs of such accountants shall be paid by the Initial Client.

            12.4.2 The calculation of ratios and other amounts under this Clause 12.4 shall be made by LND by reference to the latest Accounts, Management Accounts and other financial information of the Group Companies for the Financial Year of the Initial Client, or other period in relation to which the calculation falls to be made. Each determination of LND under this Clause 12.4 shall be conclusive and binding on the Clients except for any manifest error.

13.   DEFAULT
      -------

      13.1 Each of the following shall be a Default:

            13.1.1  Non-Payment: a Client does not pay on the due date any
                    -----------
                    amount payable by it under this Agreement at the place at and in the currency and funds in which it is expressed to be payable unless the failure to pay such amount is due solely to administrative or technical delays in the transmission of funds which are not the fault of that client and such amount is paid within 2 Business Days after its due date for payment; or

            13.1.2  Other Defaults: any Group Company breaches any of its
                    --------------
                    obligations under any Discounting Document (other than the obligations referred to in Clause 13.1.1) and if that breach is capable of remedy, it is not remedied within 5 Business Days after written notice of that breach has been given by LND to the Initial Client; or

            13.1.3  Breach of representation or warranty: any representation
                    ------------------------------------
                    warranty or statement made or deemed to be repeated by any Group Company under any Discounting Document or in any document delivered by or on behalf of any Client under or in connection with any Discounting Document is materially incorrect when made or deemed to have been repeated unless the underlying circumstances (if in LND's opinion, capable of remedy) are remedied within 3 Business Days after LND shall have given notice to the Initial Client of such incorrect representation, warranty or statement and of the action required by LND to remedy the same; or

            13.1.4  Unlawfulness or repudiation: it is unlawful for any Group
                    ---------------------------
                    Company to perform or comply with, or any Group Company repudiates, any of itsobligations under any Discounting Document ; or

            13.1.5  Cross-default:
                    -------------

                   13.1.5.1 any Borrowed Money of the Holding Company or any of its Subsidiaries at any time becomes prematurely due and payable or any creditor of the Holding Company or any of its Subsidiaries becomes entitled to declare any such Borrowed Money due and payable prior to the date when they would otherwise have become due or any guarantee or indemnity given by the Holding Company or any of its Subsidiaries in respect of any such indebtedness is not honoured when due and called upon provided that such sums exceed(pound)100,000 (or its equivalent at NWB's spot rate of exchange in any other currency); or

                  13.1.5.2 any Borrowed Money of the Holding Company or any of its Subsidiaries is not paid as and when the same is or becomes due and payable; or

                  13.1.5.3 any Security Interest over any assets of the Holding Company or any of its Subsidiaries securing Borrowed Money or any guarantee or indemnity given by the Holding Company or any of its Subsidiaries in respect of such Borrowed Money becomes enforceable and steps are taken to enforce the same;

            13.1.6  Attachment or distress: a creditor or encumbrancer
                    ----------------------
                    attaches or takes possession of or a distress, execution sequestration or other process is levied or enforced upon against any of the assets of any Group Company and such process is not being discharged within 7 days; or

            13.1.7  Insolvency:
                    ----------

                  13.1.7.1 a Group Company is deemed unable to pay its debts in accordance with section 123(1) or (2) of the Insolvency Act 1986 (as that section may be amended by order under section 416 of the Insolvency Act 1986 or otherwise); or

                  13.1.7.2 a Group Company becomes, or admits to being, unable to pay its debts as they fall due; or

                  13.1.7.3 a Group Company otherwise becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

            13.1.8 Adjudication or appointment: any adjudication order or appointment is made under or in relation to any of the proceedings referred to in Clause 13.1.7 or 13.1.9 or

            13.1.9  Administration:
                    --------------

                  13.1.9.1 any meeting of any Group Company is convened for the purpose of considering any resolution to present an application for an administration order; or

                  13.1.9.2 a petition for an administration order in relation to any Group Company is presented to the court; or

                  13.1.9.3 any Group Company passes a resolution to present an application for an administration order; or

                  13.1.9.4 an administration order is made in relation to any Group Company ; or

            13.1.10      Compositions etc.: any steps are taken or
                         -----------------
                         negotiations commenced, by any Group Company or by the creditors generally of any Group Company (or any class of them) with a view to proposing (under any enactment or otherwise) any kind of composition, scheme of arrangement, compromise or arrangement, in each case involving any Group Company and any of its creditors generally (or any class of them); or

            13.1.11     Appointment of receivers and managers:
                        -------------------------------------

                  13.1.11.1 any administrative or other receiver or any manager is appointed of any Group Company or any part of its assets and/or undertaking; or

                  13.1.11.2 the directors of any Group Company request any person to appoint such a receiver or manager; or

                  13.1.11.3 any other steps are taken to enforce any Security Interest over all or any part of the assets and/or undertaking of the Initial Client or any of its Subsidiaries; or

            13.1.12     Winding up:
                        ----------

                  13.1.12.1 any meeting of any Group Company or any of its Subsidiaries is convened for the purpose of considering any resolution for (or to petition for) its winding up; or

                  13.1.12.2   any Group Company passes such a resolution; or

                  13.1.12.3 any person presents any petition for the winding up of any Group Company which is not withdrawn or discharged within 6 Business Days of service; or

                  13.1.12.4   an order for the winding up of any Group
                              Company is made not being a winding-up or dissolution of such company involving an amalgamation or reorganisation on a solvent basis to which LND has given its prior written consent (such consent not to be unreasonably withheld or delayed); or

            13.1.13      Striking Off: any corporate, legal or
                         ------------
                         administrative proceedings are commenced with a view to the striking off of any Group Company not being a striking off involving an amalgamation or reorganisation on a solvent basis to which LND has given its prior written consent (such consent not to be unreasonably withheld or delayed); or

            13.1.14      Analogous Proceedings: there occurs, in
                         ---------------------
                         relation to any Group Company in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the opinion of LND, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in Clauses 13.1.6 to 13.1.13 (inclusive) or any Group Company otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

            13.1.15      Cessation of business: any Group Company (other
                         ---------------------
                         than a Dormant Subsidiary) suspends, ceases or threatens to suspend or cease to carry on the whole or a substantial part of its business; or

            13.1.16      Change of control: any person or persons (not
                         -----------------
                         being a member of the Initial Client at the date of this Agreement) acquires or agrees to acquire or has an option to acquire any interest in the equity share capital (as defined by section 744 of the Companies Act 1985) of the Initial Client; or

            13.1.17      Material adverse change: there occurs a Material
                         -----------------------
                         Adverse Change; or

            13.1.18      Change of management: if any two of Michael
                         --------------------
                         Scharf, Ray Rozanski or Tony Bagshawe cease to be employed by the Holding Company or any of its Subsidiaries or if Tony Bagshawe ceases to be employed by the Initial Client and a replacement (satisfactory to LND) is not appointed to assume his role and duties within 3 months of his ceasing to be employed by the Initial Client; or

            13.1.19      Listing: there is a Listing; or
                         -------

            13.1.20      Guarantee: the Guarantee is determined or
                         ---------
                         repudiated or any surety provided pursuant to this Agreement by the Holding Company or any of its Subsidiaries is determined.

      13.2  Acceleration etc.
            -----------------

            If a Default occurs LND may, by notice (a "Default Notice") to the Initial Client:

            13.2.1 cancel the Invoice Discounting Facility and require the Clients immediately to repurchase the Purchased Receivables by payment to LND of amounts (in each Approved Currency) equal to the Funding Amounts (for each Approved Currency) and to pay all other sums payable under this Agreement, whereupon they shall become immediately due and payable. Upon the service of any Default Notice LND's obligations under this Agreement shall be terminated and the Invoice Discounting Facility shall be cancelled and reduced to zero; or

            13.2.2 place all or any part of the Invoice Discounting Facility repayable on demand, so that the Initial Client shall be obliged to immediately repurchase the Purchased Receivables purchased by LND for an amount equal to the Funding Amount together with interest accrued thereon which shall be due and payable on LND's demand.

14.   SET-OFF
      -------

      LND may set off any obligation owed by a Client under any Discounting Document against any obligation owed by LND to that Client, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, LND may convert either obligation at the relevant spot rate of exchange of NWB for the purpose of the set-off and such calculation shall, in the absence of manifest error, be binding upon the Client in all respects.

      For the avoidance of doubt, there shall be excluded from the effect of this clause any credit balances arising in favour of any Client solely as a consequence of it paying money to LND when it is not obliged to do so under this Agreement, including any payments made in error.

15.   FEES AND EXPENSES
      -----------------

      15.1  Expenses
            --------

            The Initial Client shall on demand pay all reasonable expenses incurred (including legal, valuation and accounting fees) and any VAT on those expenses:

            15.1.1 by LND in connection with the negotiation, preparation and execution of the Discounting Documents and the other documents contemplated by the Discounting Documents;

            15.1.2 by LND in connection with the granting of any release, waiver or consent or in connection with any amendment or variation of any Discounting Document; and

            15.1.3 by LND in enforcing, perfecting, protecting or preserving (or attempting so to do) any of its rights, or in suing for or recovering any sum due from a Client or any other person under any Discounting Document or in investigating any possible Default.

      15.2  Administration Fees
            -------------------

            The Initial Client shall pay to LND an annual administration fee of (pound)10,000 plus VAT per Site (with a minimum of (pound)50,000 payable each year). This fee will be reviewed once the proposed consolidation of the Sites has taken place and is payable each year in advance with the first such payment being payable upon the date of this Agreement.

      15.3  Non Utilisation Fee
            -------------------

            15.3.1 The Initial Client shall pay non-utilisation fees to LND at the rate of 0.75 per cent per annum above Base Rate from time to time on the difference between the average Sterling Funding Amount during the relative period and the Available Amount;

            15.3.2 The non-utilisation fee shall accrue from day to day throughout the applicable period on the basis of a 365 days' year and shall be paid in arrears on each succeeding Quarter Day and the Termination Date.

      15.4  Documentary Taxes Indemnity
            ---------------------------

            Although it is not believed by the Parties that any Taxes or stamp duty are payable as a consequence of the execution of this Agreement or the transactions contemplated by it, if that belief is found to be erroneous or if, after the date hereof, the law in such respect is changed, all stamp, documentary, registration or other like duties or Taxes, including any penalties, additional, fines, surcharges or interest relating to those duties and Taxes, which are imposed or chargeable on or in connection with any Discounting Document shall be paid by the Clients. LND shall be entitled but not obliged to pay any such duties or Taxes (whether or not they are its primary responsibility). If LND does so the Client shall on demand indemnify LND against those duties and Taxes and against any reasonable costs and expenses incurred by LND in discharging them.

      15.5  VAT
            ---

            15.5.1 All payments made by a Client under the Discounting Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by LND, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

            15.5.2 No payment or other consideration to be made or furnished to a Client by LND pursuant to or in connection with any Discounting Document or any transaction or document contemplated in any Discounting Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

      15.6  Indemnity payments
            ------------------

            15.6.1 Where in any Discounting Document a Client has an obligation to indemnify or reimburse LND in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the likely Tax treatment in the hands of LND (as determined by LND's auditors) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.

                    This Clause 15.6.1 does not apply to any corporation Tax incurred by LND on its overall net income.

            15.6.2 If (as a consequence of this Clause 15.6) LND obtains a refund of tax, or credit against tax on its overall net income, by reason of a Client paying an additional amount under this Clause 15.6 (a "Tax Credit"), and LND is able to identify the Tax Credit as being attributable, wholly or partly to such additional amount, then LND shall reimburse to the Clients such amounts as it shall reasonably determine to be the proportion of the Tax Credit as will leave LND (after that reimbursement) in no better or worse position that it would have been in if the additional payment had not been required. LND shall not be obliged to disclose any confidential information regarding its business, tax affairs or computations to a Client.


      15.7  Debiting authority
            ------------------

            The Clients authorise LND to debit the amount of any fees payable by any of them under this Agreement from any account held by it with LND.

16.   WAIVERS: REMEDIES CUMULATIVE
      ----------------------------

      The rights of LND under the Discounting Documents:

      16.1  may be exercised as often as necessary;

      16.2 are cumulative and not exclusive of its rights under the general law; and

      16.3  may be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right is not a waiver of that right.


17.   MISCELLANEOUS
      -------------

      17.1  Severance
            ---------

            If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not effect:

            17.1.1 the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

            17.1.2 the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

      17.2  Counterparts
            ------------

            This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

18.   NOTICES
      -------

      18.1  Method
            ------

            Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by telex, fax or letter.

      18.2  Delivery
            --------

            18.2.1 Any notice, proceedings or other documents to be served on the Initial Client pursuant to this Agreement shall be addressed to it at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands, WS10 8RS (Marked for the attention of Tony Bagshawe) with a copy to be sent to the Holding Company simultaneously at 667 Madison Avenue, New York, New York 10021, United States of America (Attention Michael Scharf) or such address as the Initial Client or the Holding Company (as the case may be) may hereafter advise LND in writing or sent to it by facsimile at the latest number notified to LND by the Initial Client. Notices sent by facsimile shall be deemed to be given on the date telephone confirmation of receipt is received and notices sent by post first class pre-paid shall be deemed to be served 3 Business Days after despatch provided that if such date of despatch is not a Business Day in the country of the addressee or if the time of despatch of a facsimile is after the close of business for the relevant date in the country of the addressee this shall be deemed to have been received at the opening of business on the next Business Day.

            18.2.2 Any notice or other communication to be given by any Party to LND under this Agreement shall (unless LND has by 15 days' notice specified another address) be given to LND at the address given below:-

                    Smith House
                    Elmwood Avenue
                    Feltham
                    Middlesex
                    TW13 7WD
                    Attention:  the Company Secretary
                    Fax: 0181 895 7568

                    with copies to:

                    Lombard Nat West Commercial Services Limited
                    Alexandra House
                    Lawnswood Park
                    Redvers Close
                    Leeds
                    LS16 6QY
                    Attention: Ian Conway
                    Fax: 0113 230 6690

      18.3  Deemed receipt
            --------------

            Any notice or other communication given by either Party to the other shall be deemed to have been received:

            18.3.1 if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

            18.3.2 in the case of a written notice given by hand, on the day of actual delivery; and

            18.3.3 if posted, on the third Business Day or, in the case of airmail, the fifth Business Day following the day on which it was despatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid;

                    provided that a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall only be deemed to have been received on the next Business Day.

19.   ASSIGNMENTS AND TRANSFERS
      -------------------------

      19.1  Benefit of Agreement
            --------------------

            This Agreement shall be binding upon and enure to the benefit of each Party and its successors and assigns.

      19.2  Assignments and transfers by Clients

            No Client shall be entitled to assign or transfer any of its rights or obligations under this Agreement.

      19.3  Assignments by LND

            19.3.1 Subject to Clause 19.3.2, LND may assign any of its rights and benefits under the Discounting Documents to another bank or other financial institution.

            19.3.2 LND shall notify the Initial Client of such assignment no less than 30 days before such assignment.

            19.3.3  If the assignee is not:-

                  19.3.3.1    National Westminster Bank plc; or

                  19.3.3.2    a company controlled by National Westminster
                              Bank plc

                  (together a "NatWest Group Company"),

                  the Initial Client (on behalf of the Clients) shall be entitled to repurchase all, but not part of, the Purchased Receivables by giving LND notice (which shall be irrevocable) no more than 90 days after receiving notice of the assignment. The Initial Client's obligations under such notice will be to repurchase the Purchased Receivables by payment to LND of amounts in each Approved Currency equal to the Funding Amounts on the date of payment for each Approved Currency provided always that no repayment fee shall be payable to LND. Any such payment will be subject to Clause 20.1. On such repurchase the Invoice Discounting Facility shall automatically be cancelled and reduced to zero.

      19.4  Transfers by LND
            ----------------

            19.4.1 Subject to Clause 19.4.2, LND may transfer any of its rights and obligations under the Discounting Documents to another bank or other financial institution. The Initial Client shall enter into such documents as LND may reasonably stipulate in order to effect any such transfer.

            19.4.2 LND shall notify the Initial Client of such transfer no less than 30 days before such transfer if the transferee is a NatWest Group Company.

            19.4.3 If the transferee is not a NatWest Group Company, the Initial Client (on behalf of the Clients) shall be entitled to repurchase all, but not part of, the Purchased Receivables by giving LND notice (which shall be irrevocable) no more than 90 days after receiving notice of the transfer The Initial Client's obligations under such notice will be to repurchased the Purchased Receivables by payment to LND of amounts in each Approved Currency provided always that no repayment fee shall be payable to LND. Any such payment will be subject to Clause 20.1. On such repurchase the Invoice Discounting Facility shall automatically be cancelled and reduced to zero.

      19.5  Disclosure of information

            LND may disclose (on a confidential basis) to its professional advisers and to any actual or potential assignee, transferee or sub-participant any information which LND has acquired under or in connection with any Discounting Document.

20.   INDEMNITIES
      -----------

      20.1  Currency indemnity
            ------------------

            20.1.1 Any payment made to or for the account of or received by LND in respect of any moneys or liabilities due, arising or incurred by a Client to LND in a currency (the "CURRENCY OF PAYMENT") other than the currency in which the payment should have made under this Agreement (the "CURRENCY OF OBLIGATION") in whatever circumstances (including as a result of a judgment against a Client) and for whatever reason shall constitute a discharge to that Client only to the extent of the Currency of Obligation amount which LND is able on the date of receipt of such payment (or if such date of receipt if not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined by LND) in the London foreign exchange market.

            20.1.2 If the amount of the Currency of Obligation which LND is so able to purchase falls short of the amount originally due to LND under this Agreement, then the relevant Client shall immediately on demand indemnify LND against any loss or damage arising as a result of that shortfall by paying to LND that amount in the Currency of Obligation certified by LND as necessary so to indemnify it.

      20.2  General
            -------

            20.2.1 The indemnities in Clause 20.1 shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent causes of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this
                     Agreement or under any such judgment or order.

            20.2.2 The Client will accept a certificate signed by the Company Secretary or a director of LND as to all or any of the following on the date referred to in the certificate:

                  20.2.2.1    the balance on any Receivables Purchased
                              Account and any Memorandum Discounting Statement;

                  20.2.2.2    any loss or damage suffered by LND;

                  20.2.2.3 any other amount payable to LND under the Discounting Documents.

                  In any proceedings such certificate shall be conclusive evidence as to the balance, loss, damage or amount on the date so certified.

21.   LAW & JURISDICTION
      ------------------

      21.1  Law
            ---

            This Agreement is governed by and shall be construed in accordance with English law.

      21.2  Jurisdiction
            ------------

            21.2.1 The Parties agree that the courts of England shall have exclusive jurisdiction to settle any disputes which may arise in connection with any Discounting Document and that any judgment or order of an English court in connection with any Discounting Document is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction. This Clause 21.2.1 is for the benefit of LND only and shall not limit the right of LND to bring proceedings against the Holding Company or any Client in connection with any Discounting Document in any other court of competent jurisdiction (in the country in which the Holding Company or such Client is incorporated or domiciled or in any other country where, in the opinion of LND, assets belonging to such entities are available to satisfy such proceedings) or concurrently in more than one jurisdiction.

            21.2.2  Each Client:

                  21.2.2.1 waives any objections which it may have to the English courts on the grounds of venue or forum non conveniens or similar grounds as regards proceedings in connection with any Discounting Document; and

                  21.2.2.2 consents to service of process by mail or in any other manner permitted by the relevant law.

            21.2.3  Agent for service
                    -----------------

                    Each Client which is not a "company" or an "overseas company" within the meaning of the Act (an "OVERSEAS CLIENT") shall at all times maintain an agent for service of process in England satisfactory to LND. Any writ, summons, judgment or other notice of legal process shall be sufficiently served on each Overseas Client if delivered to that agent at its address for the time being. No Overseas Client shall revoke the authority of that agent. If for any reason that agent no longer serves as agent of each Overseas Client to receive service of process, each Overseas Client shall promptly appoint another such agent and immediately advise LND of that appointment.

22.   EUROPEAN ECONOMIC AND MONETARY UNION
      ------------------------------------

      22.1  MONETARY UNION
            --------------

            If, as a result of the implementation of European economic and monetary union ("MONETARY UNION"):-

            22.1.1 the currency in which a Funding Amount (or any other obligation under this Agreement or the Discounting Documents) is denominated ceases to be the lawful currency of the country of that currency and is replaced by a European single currency; or

            22.1.2 that currency and a European single currency are at the same time recognised by the central bank of the country of that currency as the lawful currency of that country;

            and LND so requires, then each amount which would otherwise have been payable by the Client under this Agreement or the Discounting Documents in that currency shall be paid by the Client in the European single currency and the amount so payable shall be such amount of the European single currency as equals the amount of that currency translated at the rate of exchange recognised by the European Central Bank for the conversion of the relevant currency into the European single currency for the purposes of implementation of monetary union.

      22.2  NECESSARY AMENDMENTS
            --------------------

            If, following the implementation of monetary union, LND so requires, this Agreement will be amended to the extent LND specifies to be necessary to reflect the implementation of monetary union and the redenomination of the Invoice Discounting Facility (or part thereof) and to put the Parties to this Agreement in the same position, so far as possible, that they would have been in had monetary union not occurred and the Client agrees to pay the costs of LND incurred in respect thereof.

23.   ANNOUNCEMENTS
      -------------

      No announcement concerning the subject matter of this Agreement (or any document ancillary to it) shall be made by either Party without the prior written approval of the other (such approval not to be unreasonably withheld or delayed) except as required by law or by a relevant regulatory authority.


IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date set out above.

Acknowledged and agreed to as of this 23rd day of August 1999

By:   /s/ Robert J. Kush

Name:  Robert J. Kush

Title:Vice President


For and on behalf of
MANUFACTURERS AND TRADERS TRUST COMPANY


THE INITIAL CLIENT
SIGNED by                           )     /s/   RAYMOND ROZANSKI
                                    )
for and on behalf of                )
NIAGARA LASALLE (UK) LIMITED        )
in the presence of:-                )     /s/   A.J. BAYSHAWE



LND
SIGNED by                           )
                                    )
for and on behalf of                )
LOMBARD NATWEST                     )     /s/   IAN CONWAY
DISCOUNTING LIMITED                 )
in the presence of:-                )

                                          /s/   RUPERT HAGUE-HOLMES
                                                115 Colmore Row
                                                Birmingham
                                                B3 3AL